UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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CENTURY ALUMINUM COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 8, 2020
___________

To the Stockholders of Century Aluminum Company:

We cordially invite you to attend our 2020 Annual Meeting of Stockholders. The meeting this year will be held on Monday, June 8, 2020, at 8:00 a.m., Central Time, at the Hyatt Place Chicago, 28 N. Franklin Street, Chicago, Illinois. At the meeting, we will:

1.	Hold a vote to elect each of Jarl Berntzen, Michael Bless, Cynthia Carroll, Errol Glasser, Wilhelm van Jaarsveld and Andrew Michelmore to our Board of Directors for a one-year term;
2.	Hold a vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	Hold an advisory vote to approve the compensation of our named executive officers; and
4.	Transact any other business that may properly come before the meeting or at any adjournments or postponements of the meeting.

All holders of our common stock as of the close of business on April 21, 2020 are entitled to vote at the meeting. You can also vote before the meeting - by telephone, online or by mail. Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible to ensure that your shares are represented and voted at the meeting.

By Order of the Board of Directors,

Jesse E. Gary
Executive Vice President, Chief Operating Officer and General Counsel

Chicago, Illinois
April 22, 2020

An admission ticket is required to enter Century Aluminum Company's 2020 Annual Meeting. Please follow the instructions under "How do I vote?" on page 6 of this proxy statement with respect to obtaining an admission ticket to attend the 2020 Annual Meeting or to otherwise vote your shares by telephone, online or mail.

*We currently intend to hold our 2020 Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation, including the protocols that federal, state, and local governments have imposed and the number of admission ticket requests that we receive. In the event it is not possible or advisable to hold our 2020 Annual Meeting in person, or if becomes necessary to change the time, place or location of the 2020 Annual Meeting, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce our decision via a press release that will also be filed with the

Securities and Exchange Commission as additional proxy solicitation materials as soon as reasonably practicable and posted on the investor relations section of our website. In the event of a virtual meeting, details on how holders of record can attend and participate remotely will be available at https://centuryaluminum.gcs-web.com/shareholder-services/annual-meeting. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting.

Cautionary Statement Regarding Forward-Looking Statements
This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Any statement that reflects expectations, assumptions or projections about the future, other than statements of historical fact, is a forward-looking statement. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission (the "SEC"), and also include uncertainties related to the rapidly evolving coronavirus pandemic and the governmental and financial markets' responses thereto. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Incorporation by Reference
Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

2020 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding Century Aluminum Company's 2019 performance, please review our 2019 Annual Report filed on Form 10-K with the Securities and Exchange Commission and any amendments thereto.
2020 Annual Meeting of Stockholders
Time and Date: 8:00 a.m. Central Time, Monday, June 8, 2020
Place: The Hyatt Place Chicago, 28 N. Franklin Street, Chicago, Illinois 60606
Record Date: April 21, 2020
Voting: Only holders of our common stock as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Admission: An admission ticket is required to enter Century's 2020 Annual Meeting of Stockholders. Please follow the instructions under "How do I vote?" on page 6 of this proxy statement in order to obtain an admission ticket.

Voting Proposals	Board Vote Recommendation
Item 1 - Election of Six Directors to Serve a One-Year Term Expiring 2021	FOR each Director Nominee
Item 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2020	FOR
Item 3 - Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR

Please note that while we currently intend to hold our 2020 Annual Meeting in person, we are actively monitoring the coronavirus (COVID-19) situation, including the protocols that federal, state, and local governments have imposed and the number of admission ticket requests that we receive. In the event it is not possible or advisable to hold our 2020 Annual Meeting in person, or if becomes necessary to change the time, place or location of the 2020 Annual Meeting, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce our decision via a press release that will also be filed with the Securities and Exchange Commission as additional proxy solicitation materials as soon as reasonably practicable and posted on the investor relations section of our website. In the event of a virtual meeting, details on how holders of record can attend and participate remotely will be available at https://centuryaluminum.gcs-web.com/shareholder-services/annual-meeting. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting.

Board Nominees
Our Board of Directors (the "Board"), upon the recommendation of the Governance and Nominating Committee, has nominated six directors for election to the Board for a one-year term expiring in 2021. The following table provides summary information about each nominee standing for election to the Board and the Board Committees on which such director currently serves, if any:

Name	Age	Director Since	Committee Memberships
Andrew Michelmore (Chairman)	67	2018	Audit, Comp, G&N, HSS
Jarl Berntzen	53	2006	Audit, Comp, G&N, HSS
Errol Glasser	66	2014	Audit, Comp, G&N, HSS
Wilhelm van Jaarsveld	35	2017
Michael Bless	54	2012	HSS
Cynthia Carroll	63	Nominee

Performance Highlights
In 2019, we maintained our focus on continued improvement to our operational performance and maximizing the value delivered to our stockholders. We continue to be committed to serving our various constituencies (which importantly includes the creation of long-term value for our stockholders) by: (a) optimizing our safety and environmental performance; (b) improving the competitiveness of our existing assets by managing costs and improving productivity and efficiency; (c) pursuing upstream investment opportunities; and (d) expanding our primary aluminum business by improving and investing in the facilities we currently own as well as constructing, investing in or acquiring additional production capacity.
The following are key performance highlights for 2019:
•Continued commitment to safety across the Company, evidenced by a 27% reduction in total recordable incident rate ("TCIR") on a consolidated basis across our operations compared to 2018
•The successful restart of 150,000 tonnes of curtailed production at the Company's Hawesville, Kentucky smelter, which was completed on schedule, on budget and without a serious safety incident in early 2019
•Strong 2019 operational and financial performance in the face of a challenging market environment with shipments of 811,244 tonnes, a 8% increase over the prior year primarily driven by the ongoing restart at Hawesville, and net sales of $1.8 billion
•Strong internal growth opportunities evidenced by recent expansion programs at all of our operating facilities as well as the ability to return our Mt. Holly smelter to full production if a long-term power solution is achieved and market conditions warrant
Corporate Governance Highlights
Century is committed to good corporate governance, which we believe is in the best interests of Century and promotes long-term value creation for our stockholders. Many of our corporate governance practices are a result of continued dialogue and collaboration with our various stakeholders, in an effort to continue our efforts to maximize the value delivered to our stockholders. Our key corporate governance practices are listed below and described in more detail below under "Corporate Governance."
•Independent Board Chairman
•The President and CEO is the only management director
•Regular meetings of the Independent Directors
•Fully independent Audit, Compensation and Governance & Nominating Committees
•100% attendance at Committee meetings in 2019
•97% attendance at Board meetings in 2019 by all current directors
•Commitment to board diversity
•Annual elections for all directors
•Annual Board and Committee evaluations
•Board oversight of risk management
•Compliance with robust director and officer stock ownership guidelines
•Policies prohibiting short sales, hedging, margin accounts and pledging of Century stock by employees, directors and officers
2019 Executive Compensation Highlights and Pay for Performance Alignment
The Company links a significant portion of executive compensation to Company performance and strategy by: (i) providing competitive compensation packages that attract, retain and motivate talented executives, (ii) incentivizing and rewarding our executives for achieving the Company's short- and long-term performance goals and (iii) aligning management's interests with long-term value creation for our stockholders. We believe the following aspects of our 2019 executive compensation program demonstrate our commitment to these objectives:
•Setting target total direct compensation at median levels compared to our peers (and at below median levels for new hires or internal promotions), while using incentive compensation to reward and motivate exceptional performance;
•Allocating the most significant portion of compensation for our named executive officers to "at risk" compensation, the ultimate payouts or value of which are dependent on the successful achievement of predetermined performance goals or linked to the value of our stock price (81% of 2019 target total direct compensation for our CEO and 70% for our other named executive officers, on average);
•Awarding all 2019 long-term incentives in the form of equity-based awards, directly aligning a significant portion of the target total direct compensation to our CEO (62%) and to our other named executive officers (47%, on average) to our stockholders' interests through both relative and absolute stock price performance;
•Linking payouts under a large portion of our long-term incentive awards (75% of the 2019 target value of long-term incentive awards for our CEO and 66% for our other named executive officers) to the Company's total shareholder return ("TSR") relative to our TSR Comparator Group; and
•Linking payouts under short-term annual incentive awards to the achievement of certain pre-established Company financial, safety and operational performance targets (70% weighting) and individual performance targets for each executive officer (30% weighting).
We believe our pay for performance alignment for 2019 executive compensation is reflective of the overall performance of the Company during the measurement period, as evidenced by:
•A 19% decrease in total compensation for our CEO (as reflected in the Summary Compensation Table) which is primarily the result of lower payouts year-over-year under the Company’s annual incentive plan ("AIP") and a decrease in value year-over-year in the grant date fair value of stock-based awards;
•Below target payout for our CEO under our 2019 AIP reflecting:
◦Payout at 75% of target for the EBITDA portion of the 2019 AIP for below target achievement of corporate performance goals for the Company; and
◦Payout at 119% of target for the safety portion of the 2019 AIP reflecting strong safety performance across the Company’s operations evidenced in part by a 27% reduction in TCIR year-over-year;
•Effective realized value under the 2017-2019 LTIP awards equal to 83% of target reflecting:
◦Below target payout of performance share units under our 2017-2019 LTIP reflecting the Company’s TSR relative to a pre-approved TSR Comparator Group of aluminum companies; and
◦A 12% decrease in the value of equity-based awards granted to our named executive officers under the 2017-2019 LTIP between the grant date fair value and the value when vested on December 31, 2019.
The graphs below illustrate the proportion of target direct compensation that is variable, or at risk, for our CEO and our other named executive officers, on average, demonstrating the Committee's commitment to awarding performance-based and at-risk compensation, in line with our pay-for-performance philosophy.

CEO	AVERAGE OF OTHER NAMED EXECUTIVE OFFICERS

Other Key Features of Our Executive Compensation Program

What We Do		What We Don't Do
●	We pay for performance with 81% of target total direct compensation for our CEO "at risk"	●	We do not have employment agreements with our officers, all of whom are at-will employees
●	We consider an appropriate peer group to establish compensation and generally target executive compensation at or near the midpoint of our peers	●	We do not allow executives to profit from short-term speculative swings in Company stock (e.g., no hedging)
●	We maintain robust Company stock ownership guidelines for our executive officers and directors	●	We do not allow for repricing of underwater stock options (including cash-outs)
●	We have double-trigger equity vesting in the event of a change-in-control	●	We do not pay dividend equivalents on unvested restricted share units
●	We have adopted clawback policies for our executive incentive compensation	●	We do not allow hedging or pledging of Company stock
●	Our Compensation Committee retains an independent executive compensation consultant	●	We do not provide excise tax gross ups
Our executive compensation practices are described in greater detail in the "Executive Compensation" section on page 28.

PROXY STATEMENT
Century Aluminum Company
1 South Wacker Drive
Suite 1000
Chicago, Illinois 60606
Our Board is soliciting proxies for the 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") of Century Aluminum Company ("Century" or the "Company").  This proxy statement contains information about the items you will vote on at the 2020 Annual Meeting. Further information and instructions on how to vote online, or in the alternative, request a paper copy of these proxy materials and a proxy card, will be as set forth in the Notice of Internet Availability of Proxy Materials ("Notice") as described below.

Notice of Availability of Proxy Materials
 We are pleased to take advantage of the Securities and Exchange Commission ("SEC"') rules that permit public companies to furnish proxy materials to stockholders over the Internet. On or about April 28, 2020, we will begin mailing the Notice and making available to stockholders these proxy materials and the proxy card. The Notice contains instructions on how to vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. By furnishing a Notice and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of the 2020 Annual Meeting. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

Questions and Answers

Q.      When and where will the 2020 Annual Meeting be held?

A. The 2020 Annual Meeting is being held on June 8, 2020, at 8:00 a.m., Central Time, at the Hyatt Place Chicago, 28 N. Franklin Street, Chicago, Illinois.

If you plan to attend the meeting, you will need an admission ticket. To obtain an admission ticket, please write to: Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, Attention: Admission Ticket or email admissionticket@centuryaluminum.com. Please include a copy of your brokerage statement showing your ownership of Century stock as of the record date of April 21, 2020, or a legal proxy (which you can obtain from your broker, bank or other similar organization), and we will send you an admission ticket.

We currently intend to hold our 2020 Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation, including the protocols that federal, state, and local governments have imposed and the number of admission ticket requests that we receive. In the event it is not possible or advisable to hold our 2020 Annual Meeting in person, or if becomes necessary to change the time, place or location of the 2020 Annual Meeting, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce our decision via a press release that will also be filed with the SEC as additional proxy solicitation materials as soon as reasonably practicable and posted on the investor relations section of our website. In the event of a virtual meeting, details on how holders of record can attend and participate remotely will be available at https://centuryaluminum.gcs-web.com/shareholder-services/annual-meeting. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting.

Q.       Who is entitled to vote and how many votes do I have?

A. You may vote at the 2020 Annual Meeting if you owned shares of our common stock at the close of business on April 21, 2020.  Each stockholder is entitled to one vote for each share of common stock held.

Q.       How many shares are available to vote in the Annual Meeting?

A. On April 21, 2020, the record date for the 2020 Annual Meeting, there were 89,460,965 shares of Century common stock outstanding.

Q.       What constitutes a quorum for the meeting?

A. The holders of a majority of the outstanding shares of Century's common stock will constitute a quorum for the transaction of business at the 2020 Annual Meeting.  Only shares of Century common stock that are present at the 2020 Annual Meeting, either in person or represented by proxy (including shares that the holder abstains from voting or does not vote with respect to one or more of the matters present for stockholder approval), will be counted for purposes of determining whether a quorum exists at the meeting.

Q.      How do I vote?

A. There are four ways that you can vote your shares:

Internet.  The website for voting is http://www.ProxyVote.com.  To vote on the Internet, please follow the instructions provided in the Notice and have the Notice available when accessing the Internet.  The voting system is available 24 hours a day, seven days a week. The deadline for voting online is 11:59 p.m. Eastern Time on Sunday, June 7, 2020. If you hold your shares in a Century 401(k) plan, the deadline for voting online is 11:59 p.m. Eastern Time on Wednesday, June 3, 2020.

Telephone.  If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903.  This is a toll-free number available 24 hours a day, seven days a week. The deadline for voting by phone is 11:59 p.m. Eastern Time on Sunday, June 7, 2020. If you hold your shares in a Century 401(k) plan, the deadline for voting by phone is 11:59 p.m. Eastern Time on Wednesday, June 3, 2020.

Mail.  To vote by mail, please follow the instructions on your Notice to request a paper copy of the proxy card and proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope provided with the proxy materials.  If you mail your proxy card, we must receive it before 6:00 p.m. Eastern Time on Friday, June 5, 2020.

In Person.  If you are the stockholder of record, you may vote by attending the 2020 Annual Meeting on Monday, June 8, 2020 at 8:00 a.m., Central Time, at the Hyatt Place Chicago, 28 N. Franklin Street, Chicago, Illinois. If your shares are held in "street name" (i.e., you hold your shares in a brokerage account or through a bank or other nominee), you must obtain a copy of the legal proxy from your bank, broker or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name. If you plan to attend the meeting, you will need an admission ticket. See above under "When and where will the 2020 Annual Meeting be held?" for information about how to obtain an admission ticket.

Q.       What is the difference between holding shares as a stockholder of record and as a beneficial owner in "street name"?

A. Most of our stockholders hold their shares in "street name" through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially in "street name."

Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered the stockholder of record of those shares.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2020 Annual Meeting.

Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name."  The Notice is being forwarded to you by your broker or nominee, who is considered to be the stockholder of record for those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote.  Your broker, bank or nominee has provided a voting instruction card for you to use in directing it as to how to vote your shares.  As a beneficial holder, you are invited to attend the 2020 Annual Meeting; however, because you are not the stockholder of record, you may not vote these shares in person at the 2020 Annual Meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares at 2020 Annual Meeting.

Q.       How do I vote my shares that are held in a Century 401(k) plan?

A. If you participate in one of Century's 401(k) plans, you must provide the trustee of the 401(k) plan with your voting instructions in advance of the meeting.  You may do this by returning your voting instructions by mail, or submitting them by telephone or the Internet.  You cannot vote shares held in a Century 401(k) plan in person at the 2020 Annual Meeting; only the plan trustee can directly vote your shares.  The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares will not be voted.  To allow sufficient time for voting by the trustee, your voting instructions must be received before Wednesday, June 3, 2020.

Q.      May I change my vote?

A. Yes.  If you are the stockholder of record, you may revoke a proxy or change your voting instructions by:

●	delivering a written notice of revocation or later-dated proxy to our Secretary at or before the taking of the vote at the 2020 Annual Meeting;
●	changing your vote instructions via the Internet up to 11:59 p.m. Eastern Time on June 7, 2020 (the day before the 2020 Annual Meeting);
●	changing your vote instructions via the telephone up to 11:59 p.m. Eastern Time on June 7, 2020 (the day before the 2020 Annual Meeting); or
●	voting in person at the 2020 Annual Meeting.
If you hold your shares in one of Century's 401(k) plans, notify the plan trustee in writing prior to June 5, 2020, that your voting instructions are revoked or should be changed.

If your shares are held in "street name," you must follow the specific instructions provided to you to change or revoke any instructions that you may have already provided to your bank, broker or other nominee.

Q. What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A. Directors are elected by a "plurality plus" voting standard, which means that the nominees that receive the highest number of votes "for" their election will be elected as directors, even if the nominees do not receive a majority of the votes cast; provided, however, that in uncontested elections any director nominee who receives a greater number of votes "withheld" than votes "for" must tender his or her resignation to the Board which shall then determine whether or not to accept or reject such resignation following a recommendation by the Governance and Nominating Committee of the Board. Proposals No. 2 (ratification of independent registered public accounting firm) and No. 3 (advisory vote on executive compensation) require the affirmative vote of a majority of the outstanding shares of Century common stock represented at the meeting.

Your shares will be voted in accordance with your instructions.  Abstentions will be treated as shares that are present and entitled to vote for purposes of determining a quorum for a matter, but will not be counted as a vote in favor of such matter.  Accordingly, an abstention from voting on a matter will not be counted for the purposes of electing directors and will have the same effect as a vote against the other matters.

Q.      Why is it important to instruct my broker how to vote?

A.      Under SEC rules, if you own shares in "street name" through a bank, broker or other nominee and do not instruct your bank, broker or other nominee how to vote, your bank, broker or other nominee may not vote your shares on proposals determined to be "non-routine." Of the proposals included in this proxy statement, only the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 is considered to be "routine." The other proposals are considered to be "non-routine" matters.  Therefore, if you do not provide your bank, broker or other nominee holding your shares in "street name" with voting instructions, those shares will count for quorum purposes, but will not be counted as shares present and entitled to vote on the election of directors and the advisory vote on the compensation of our named executive officers. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

Q.      What is "householding"?

A.      In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC's "householding" rules to reduce the delivery cost of materials. Under such rules, only one Notice or, if paper copies are requested, only one Proxy Statement and Annual Report on Form 10-K are delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If a stockholder sharing an address wishes to receive a separate Notice or copy of the proxy materials, he or she may so request by contacting Broadridge Householding Department by phone at 866-540-7095. or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be promptly provided following receipt of a stockholder's request, and such stockholder will receive separate materials in the future.  Any stockholder currently sharing an address with another stockholder but nonetheless receiving separate copies of the materials may request delivery of a single copy in the future by contacting Broadridge Householding Department at the number or address shown above.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board, upon the recommendation of the Governance and Nominating Committee, has nominated the following director nominees to stand for election to the Board for a one-year term: JARL BERNTZEN, MICHAEL BLESS, CYNTHIA CARROLL, ERROL GLASSER, WILHELM VAN JAARSVELD and ANDREW MICHELMORE. Each of these nominees has indicated his or her willingness to serve if elected and the Board has no reason to believe that he or she will not be available to serve. In connection therewith, the Board has elected to increase the size of the Board from five to six directors, effective as of the date of the 2020 Annual Meeting, if Ms. Carroll is elected to the Board at the 2020 Annual Meeting.
In addition to meeting the minimum qualifications set out by the Board, each of these nominees brings strong and unique backgrounds and skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including board service, corporate governance, compensation, executive management, finance, metals and mining, operations, manufacturing, international business, health and safety, as well as environmental and social responsibility.
Set forth below is background information for each nominee (as of the date of this proxy statement), including the qualifications, attributes or skills that led the Board to conclude that such person should be nominated to serve as a member of the Board.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF MESSRS. BERNTZEN, BLESS, GLASSER, VAN JAARSVELD AND MICHELMORE AND MS. CARROLL TO THE BOARD FOR A ONE-YEAR TERM EXPIRING IN 2021.

DIRECTOR NOMINEES FOR ELECTION TO A TERM TO EXPIRE IN 2021

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Other Directorships	Director Since

Jarl Berntzen	53	Managing Director and Head of Technology & Business Services with G2 Capital Advisors, LLC since September 2019; Managing Director at Vaquero Capital LLC from June 2018 to April 2019; Senior Director, Cinema Strategic Initiatives at Dolby Laboratories, Inc. from October 2016 to October 2017; Senior Director, Head of Corporate Development at Dolby Laboratories, Inc. from September 2011 to October 2016.

		Mr. Berntzen has extensive experience in mergers and acquisitions ("M&A"), financial restructurings and corporate development activities, having served in senior M&A advisory positions at several international investment banks and advisory firms, including more than 10 years with Goldman, Sachs & Co. Mr. Berntzen's financial acumen and expertise, investment banking experience and international M&A experience provides insight to the Board when considering Century's growth and development objectives. In addition, as a native of Norway, Mr. Berntzen provides international perspective and diversity to the Board. The Board has determined that Mr. Berntzen is an "audit committee financial expert" within the meaning of applicable SEC rules.	2006

Michael A. Bless	54
Our President and Chief Executive Officer since November 2011; Director of Simpson Manufacturing Co., Inc. since May 2017; Director of CNA Financial Corp. since October 2017; National Trustee of Boys and Girls Clubs of America since January 2014.

Mr. Bless was elected to our Board of Directors in December 2012. Prior to joining Century, Mr. Bless held a number of senior management positions at both public and private companies and investment banks. Mr. Bless brings valuable leadership, risk-management, investor-relation, international operations experience and strategy-development experience to the Board. Mr. Bless also has extensive knowledge of the aluminum industry and global market conditions and, as the only management representative on our Board, Mr. Bless provides a unique perspective in Board discussions about the business and strategic direction of the Company. The Board benefits from his business insights, financial acumen and knowledge of the Company and the markets it serves.

			2012

Cynthia Carroll	63
Board Member of Hitachi Ltd. since 2013 and member of the Nominations Committee since 2016; Board Member of Prince International Corporation (an American Securities, LLC company) since 2018; Advisory Board Member of American Securities, LLC since 2016; Board Member of BP plc from 2007 to 2017 and a member of the Chairman's Committee from 2007 to 2017, the Safety, Ethics & Environment Assurance Committee from 2008 to 2017, the Nominations Committee from 2011 to 2016 and the Geopolitical Committee from 2016 to 2017. Ms. Carroll previously chaired the boards of Anglo American Platinum (2010-2013), De Beers Société Anonyme (2012-2013), and has been a member of the International Council for Mining and Metals (2007-2013), the International Aluminum Institute (2006-2007), and the American Aluminum Association where she was a member of the board (2005-2007). Currently, Ms. Carroll has been named as a nominee for election as a director for Baker Hughes Company at their 2020 annual meeting of shareholders that is set to occur on May 14, 2020.

Ms. Carroll adds valuable metals and mining expertise to the Board by virtue of her experience, in addition to the above, as Chief Executive Officer of Anglo American plc from 2007 to 2013 and nearly eighteen (18) years at Alcan, Inc., during which time she served as the Chief Executive Officer of the Primary Metal Group, Alcan's core business, President of the Bauxite, Alumina and Specialty Chemicals business and as the Managing Director of Aughinish Alumina. Ms. Carroll's extensive knowledge of the metals and mining industry, financial and strategic acumen, as well as her diverse global experience and perspective are certain to be a valuable asset to the Company. If elected to the Board, Ms. Carroll shall add gender diversity to the Board.
Nominee

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Other Directorships	Director Since

Errol Glasser	66	Partner and Co-Founder of Triangle Capital LLC since March 2005; Director of Regency Affiliates since 2002; Trustee of the Darrow School from September 2008 to February 2020.

		Mr. Glasser adds to the Board extensive expertise in corporate development activities by virtue of his having served in the financial sector for over 20 years. The Board also benefits from Mr. Glasser's substantial financial, accounting and investment knowledge and from his experiences serving on other boards and audit committees and as an advisor to other public and private companies. In addition, as a native of South Africa, Mr. Glasser provides international perspective and diversity to the Board. Mr. Glasser is a Chartered Accountant (SA) and the Board has determined that he is an "audit committee financial expert" within the meaning of applicable SEC rules.	2014

Andrew G. Michelmore (Chairman)	67	Executive Director and Chief Executive Officer of MMG Limited from December 2010 to February 2017; Chairman of the International Council on Mining and Metals from April 2016 to June 2017; Chairman of the Minerals Council of Australia from June 2013 to June 2016; Chairman of the International Zinc Association from October 2011 to December 2015; Chairman of the Jean Hailes Foundation since 1996; Chairman of the Council of Ormond College at the University of Melbourne since 2003.

		Mr. Michelmore rejoined the Board in September 2018 after previously serving on the Board from June 2010 through September 2015. Mr. Michelmore adds valuable metals and mining expertise to the Board by virtue of his experience as Chief Executive Officer of MMG Limited and previous experience as Chief Executive Officer of Zinifex, OZ Minerals, EN+ Group and WMC Resources. Mr. Michelmore also adds valuable engineering and international business experience to the Board by virtue of his positions as a Fellow of the Institution of Chemical Engineers and the Australian Academy of Technological Sciences and Engineering and a member of the Business Council of Australia. In addition, as an Australian citizen and having lived and worked in a number of different countries, Mr. Michelmore provides international diversity and perspective to the Board. The Board has determined that Mr. Michelmore is an "audit committee financial expert" within the meaning of applicable SEC rules.	2018

Wilhelm van Jaarsveld	35	Asset and Investment Manager of the Aluminum and Alumina Department of Glencore plc since July 2017; Asset Controller/Financial Analyst of Glencore plc from July 2012 to June 2017.

		Mr. van Jaarsveld was appointed to the Board in December 2017 pursuant to the terms of the Standstill and Governance Agreement, dated July 7, 2008, between Century and Glencore plc which entitles Glencore plc to designate a nominee, reasonably acceptable to Century, to the Board. Mr. van Jaarsveld adds valuable expertise to our Board by virtue of his experience as Asset and Investment Manager of the Aluminum and Alumina Department at Glencore plc. In addition, as a Swiss resident and South African native, Mr. van Jaarsveld provides international diversity and perspective to the Board.	2017

Non-Employee Director Compensation Program
Our non-employee director compensation program is designed to attract and retain talented director candidates. The Board and the Compensation Committee, with the assistance of the Compensation Committee's independent executive compensation consultant, annually reviews the pay levels and structure of our directors' compensation. Directors who are full-time salaried employees of Century are not compensated for their service on the Board.  The Board believes that (i) compensation for independent directors should be a mix of cash and equity-based compensation and (ii) compensation for non-employee, non-independent, Board members should only be in cash in order to avoid indirectly increasing the beneficial ownership of any stockholder at whose direction a member of our Board serves. For 2019, Mr. van Jaarsveld waived his right to receive compensation of any kind.

Director Fees
The table below sets forth the components of compensation for our non-employee directors with respect to 2019 (such fees were waived by Mr. van Jaarsveld):

Annual Compensation Element	Amount
Annual Cash Retainer	$45,000
Independent Chairman Annual Retainer	90,000
Committee Chair Annual Retainer	10,000
Annual Equity Award (1)	95,000
Meeting Fees (2)	2,000

(1)	The annual equity award is granted in the form of time-vesting share units for continuing directors following the annual stockholders' meeting or in connection with a new director appointment. Each time-vesting share unit vests on the one-year anniversary of its grant date, or earlier under certain circumstances.
(2)	Each member of the Board shall be compensated $2,000 for each Board meeting attended. In addition to the Board meeting fees, each committee member is paid $2,000 per committee meeting attended except that each of the Audit Committee Chair and Compensation Committee Chair shall each instead receive $3,000 per Audit Committee and Compensation Committee meeting attended, respectively.
All fees with the exception of meeting fees are paid quarterly in advance and based on each non-employee director's service on the Board or any committee thereof. All directors are also reimbursed for their travel and other expenses incurred in attending Board and Board committee meetings, other than Mr. van Jaarsveld who also waived his right to receive expense reimbursement.

2019 Director Compensation
The following table sets forth the total compensation of the Company's non-employee directors for the year ended December 31, 2019.

Director (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Total
Jarl Berntzen	$88,000	$110,507	$198,507
Errol Glasser	135,000	74,988	209,988
Andrew Michelmore	217,000	74,988	291,988
Wilhelm van Jaarsveld	—	—	—

(a)	Mr. van Jaarsveld waived his right to receive compensation in connection with his service on the Board.
(b)	Represents cash retainers and meeting fees earned by each non-employee director for 2019.
(c)	Represents the grant date fair value of the time-vesting share units awarded to each non-employee director computed in accordance with FASB Topic 718, which is calculated by multiplying the number of shares granted by the closing price of Century's common stock on the date of grant. For Mr. Berntzen, this amount also represents the grant date fair value of 6,124 time-vesting share units awarded in lieu of his annual retainer for service on the Board, which vest in four quarterly installments. Each of Messrs. Berntzen and Glasser elected to defer the settlement of all time-vesting share units awarded to them in 2019 until their service on the Board has terminated.

The following table sets forth the number of outstanding stock awards held by each non-employee director who served on our Board in 2019, as of December 31, 2019:

Name	Number of Stock Awards Outstanding as of 12/31/2019(a)(b)
Jarl Berntzen	99,155
Errol Glasser	50,214
Andrew Michelmore	—
Wilhelm van Jaarsveld	—

(a)	Represents time-vesting share units held by the named director that have not yet vested or for which settlement has been deferred.
(b)	Stock awards become fully vested upon a director attaining age 65.

Non-Employee Director Stock Ownership Guidelines
Under our director stock ownership guidelines, each independent director is required to accumulate, within five years of election to the Board, 25,000 shares of our common stock. The Compensation Committee increased the director stock ownership requirement in March 2019 from 20,000 to 25,000 shares such that the required value approximated five times the annual cash retainer payable to independent directors. The guidelines of peer companies and, on a broader basis, industry practices were considered in developing this policy. The director stock ownership guidelines continue to be based on a fixed number of shares to address the volatility inherent in the aluminum industry. As of the date of this proxy statement, each of our independent directors is in compliance with our director stock ownership guidelines.

CORPORATE GOVERNANCE
Board Information
The Board, which is responsible for the supervision of the overall business affairs of Century, establishes corporate policies, sets strategic direction and oversees management, which is responsible for Century's day-to-day operations.  The Board met eight times during 2019. There are no family relationships among any of our directors and executive officers.

Board Leadership and Independent Chairman
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure at any given time. The Company's current Board leadership structure provides for an independent Chairman of the Board. The Board has not adopted a formal policy regarding whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions and having an independent director serve as Chairman.  We believe that this structure is appropriate for the Company because it allows our independent Chairman to lead the Board in its fundamental role of governing the Company and providing advice to management, while also providing for effective independent oversight and allowing our President and Chief Executive Officer to focus on the execution of our business strategy, growth and development. The Board evaluates whether this leadership structure is in the best interests of our stockholders on a regular basis.

Director Independence
Nasdaq Global Select Market ("NASDAQ") rules require that a majority of the board of directors of listed companies be independent as defined by NASDAQ listing standards. The Board has determined that, of its current five directors, each of Messrs. Michelmore, Berntzen and Glasser are, and during 2019 were, independent under the criteria established by NASDAQ for membership on the Board and that these directors are independent under applicable SEC rules and NASDAQ listing standards for service on the various committees of the Board on which they serve, in addition to meeting Institutional Shareholder Services' (ISS) independence standards. The Board has nominated Ms. Carroll to the Board and has also determined that Ms. Carroll meets the criteria for independence under applicable SEC rules, NASDAQ listing standards and the ISS independence standards.
Our independent directors meet in executive session without the presence of management no fewer than four times each year.  Our Chairman leads these sessions. The Independent Directors met six times in 2019.

Board Composition and Diversity
Commitment to Diversity
Our Board is committed to maintaining a balance of skills, diversity, viewpoints and experiences on the Board. Our directors and new director nominee bring a range of various attributes, viewpoints and experiences along with opinions and individual perspectives, all of which are reflective of the global industry in which we participate. The Board and our Governance and Nominating Committee believe that diversity is an important aspect in Board composition and considers diversity when evaluating any recommendations for nominations to the Board.  Reflecting its commitment to diversity, the Governance and Nominating Committee amended its charter in March 2018 to provide that any third party search for potential director candidates include qualified candidates who reflect diverse backgrounds, including diversity of gender and race. In addition, the Governance and Nominating Committee recommended that the Board nominate Ms. Carroll to the Board, who, if elected, will add gender diversity to the Board.
In selecting a director nominee, the Governance and Nominating Committee takes into consideration each potential nominee's diverse attributes and variety of experiences and viewpoints but does not make decisions to nominate a potential candidate solely on the basis of race, ethnicity, gender, national origin or sexual orientation. The Governance and Nominating Committee focuses on skills, education, experience and qualities that would complement the existing Board, recognizing our diverse global business structure.  Our current directors come from diverse business backgrounds and are citizens or residents of four different nations. The current directors and the director nominee also represent a range of ages: under 40 (17%), 50-59 (33%) and 60-69 (50%).

Identification and Qualification of Director Nominees
The Governance and Nominating Committee solicits recommendations for potential Board nominees from a variety of sources, including directors, officers and other individuals with whom the Governance and Nominating Committee members are familiar, through its own research, and third-party consultants and search firms.  The Governance and Nominating Committee also considers nominees recommended by stockholders who submit such recommendations in writing to our Corporate Secretary.  The qualifications and standards that the Governance and Nominating Committee will apply in evaluating any recommendations for nomination to the Board include, but are not limited to:
•business or public company experience;
•a willingness and ability to make a sufficient time commitment to Century's affairs to perform effectively the duties of a director, including regular attendance at Board and committee meetings;
•skills in finance, metals and mining and international business and knowledge about the global aluminum industry;
•personal qualities of leadership, character, judgment and integrity; and
•requirements relating to composition of the Board under applicable law and listing standards.

Board Committees and Meeting Attendance
To assist it in carrying out its duties, the Board has established various standing committees, including the committees set forth below:

Name	Audit	Compensation	Governance & Nominating	Health, Safety & Sustainability
Jarl Berntzen	X**	X*	X	X
Michael Bless				X*
Errol Glasser	X*	X	X	X
Wilhelm van Jaarsveld
Andrew Michelmore	X	X	X*	X
*Committee Chair
**Committee Vice Chair

The Board designates the members of each committee and the committee chair annually based on the recommendations of the Governance and Nominating Committee. The Board has adopted written charters for each of these committees, which are available in the "Investors" section of our website, www.centuryaluminum.com, under the tab "Corporate Governance."  During 2019, each of our current directors attended 97% of the meetings of the Board and 100% of the meetings of the Board committees on which each such director served. We encourage our directors to attend our annual meeting of stockholders. All of our then-current directors attended our 2019 annual meeting of stockholders.

Audit Committee
The Audit Committee's primary duties and responsibilities include:
•Overseeing the adequacy and effectiveness of the financial reporting process;
•Appointing and overseeing the engagement of the independent auditor, reviewing the scope and results of the independent audit with the independent auditor and managing and approving all audit and non-audit services and fees;
•Overseeing the internal audit function, appointing the Company's internal auditor and reviewing with management the adequacy and effectiveness of the Company's system of internal controls;
•Overseeing the Company's risk management, including reviewing with management, the internal auditor and to the extent appropriate, the independent auditor, our financial risk exposures and assessing the steps management has taken to monitor and control such exposures;
•Reviewing legal and regulatory matters with management that may have material financial impacts on the Company;

•Conducting or directing investigations of any allegations of material violations of securities laws, fiduciary duties or similar violations; and
•Reviewing and approving related party transactions pursuant to our Statement of Company Policy Regarding Related Party Transactions.
In 2019, the Audit Committee held eight meetings.  The Board has determined that all current members of the Audit Committee are independent under the criteria established by NASDAQ and under SEC rules applicable to audit committee membership. The Board has also determined that all current members of the Audit Committee are "audit committee financial experts" within the meaning of applicable SEC rules.
The report of the Audit Committee is set forth below in the section titled "Audit Committee Report".

Compensation Committee
The Compensation Committee's primary duties and responsibilities include:
•Overseeing the administration of the compensation and benefit plans and policies of the Company, including incentive and equity-based plans and awards;
•Reviewing and approving the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer and determining the Chief Executive Officer's compensation based on such evaluation;
•Reviewing with the Chief Executive Officer and approving the respective goals and objectives relevant to the compensation of the other executive officers and determining the compensation of the other executive officers following recommendations by the Chief Executive Officer based on the Chief Executive Officer's evaluation of the performance of the other executive officers in light of their respective corporate and individual goals and objectives;
•Reviewing with the Chief Executive Officer the non-executive management compensation and benefit policies of Century;
•Reviewing and recommending to the Board the compensation of our directors;
•Reviewing with the Chief Executive Officer the Company's succession plans relating to the Chief Executive Officer and the other executive officers;
•Reviewing our executive compensation policies and practices to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk; and
•Reviewing and discussing with management the Compensation Discussion and Analysis and recommending whether such report should be included in our annual report and proxy statement.
The Compensation Committee held six meetings in 2019. The Board has determined that all current members of the Compensation Committee are independent under the criteria established by NASDAQ and under SEC rules applicable to compensation committee membership. We refer you to the section of this proxy statement titled "Compensation Discussion and Analysis" for discussion of our Compensation Committee's role in determining compensation for our executive officers.

Compensation Committee Interlocks and Insider Participation
At no time during 2019 nor as of the date of this proxy statement, has any member of our Compensation Committee been an officer or employee of our Company and none of our executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee or as one of our directors.

Governance and Nominating Committee
The Governance and Nominating Committee's primary duties and responsibilities include:
•Identifying, recruiting and recommending candidates for election to the Board and its committees;

•Evaluating the size and composition of the Board;
•Recommending to the Board the number, identity and responsibilities of the Board committees;
•Reviewing, evaluating and making recommendations to the Board regarding our corporate governance practices and policies; and
•Overseeing the annual self-evaluation of the Board and of each Board committee.
In 2019, the Governance and Nominating Committee held four meetings. The Board has determined that all members of the Governance and Nominating Committee are independent under the criteria established by NASDAQ and applicable SEC rules.

Health, Safety and Sustainability Committee
The Health, Safety and Sustainability Committee's primary duties and responsibilities include:
•Reviewing the Company's goals, policies and programs relative to health, safety and sustainability;
•Monitoring the Company's performance on health, safety and sustainability matters and reviewing such performance with management;
•Reviewing with management the Company's compliance with laws, rules, regulations and standards of corporate conduct relating to health, safety and sustainability matters; and
•Monitoring the Company's potential risks and liabilities as they relate to health, safety and sustainability and the adequacy of the Company's policies and practices to manage these risks and liabilities.
The Health, Safety and Sustainability Committee held four meetings in 2019.

Board Oversight of Risk Management
Management of risk is the direct responsibility of our Chief Executive Officer and our management team. Our Board oversees management's attention to risk by regularly reviewing with management the risks inherent to our business and to our business strategy, their potential impacts on us, and our risk management decisions, practices and activities (both short-term and long-term).
The Company has implemented a comprehensive risk management process overseen by the Executive Director of Internal Audit to aggregate, monitor, measure, and manage risk. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company's risk management practices and capabilities, to review the Company's risk exposure, and to elevate certain key risks for discussion at the Board level. The Director of Internal Audit reports directly to the Audit Committee and regularly updates the Audit Committee on the Company's risk management process. The Chairperson of the Audit Committee then reports to the full Board on the risks associated with the Company's operations. The Board also relies on the Chief Executive Officer and other executive officers of the Company to supervise day-to-day risk management and to bring material risks to the Board's attention.  The Chief Executive Officer and our other executive officers provide reports directly to the Board and certain Board committees, as appropriate.  Directors may also from time to time rely on the advice of our outside advisors and auditors, provided they have a reasonable basis for such reliance.
While the Board has primary responsibility for overseeing risk management, the Board also delegates certain oversight responsibilities to its Board committees. The Audit Committee provides risk oversight with respect to the Company's financial statements, the Company's compliance with legal and regulatory requirements and corporate policies and controls related to the financial statements, the independent auditor's selection, retention, qualifications, objectivity and independence, and the performance of the Company's internal audit function. The Compensation Committee reviews and reports on risks related to our compensation policies and practices. The Governance and Nominating Committee considers risks related to director nominations, corporate governance matters, succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board.  The Health, Safety and Sustainability Committee provides oversight of risks relating to Century's policies and management systems with respect to health, safety and sustainability matters.  The Board regularly receives detailed reports from its committees regarding risk oversight in their areas of responsibility.

Corporate Governance Guidelines and Code of Ethics
The Board has adopted Corporate Governance Guidelines, which are designed to assist the Board in performing its duties to the Company and its stockholders. These guidelines provide general guidance to the Board with a view to continuing a strong and effective working relationship between the Board and management. The goal of these guidelines is to reflect current governance practices for the Board and to enhance the ability of the Board and management to guide the Company in its continuing growth and success. Our Corporate Governance Guidelines may be amended by the Board at any time.
The Board has also adopted a Code of Ethics that applies to all of our directors, officers and other employees. The Code of Ethics sets forth guidelines for deterring wrong-doing and promoting the highest standards of honest and ethical behavior and integrity in carrying out the Company's business activities.
Copies of our Corporate Governance Guidelines and our Code of Ethics are available on our website at www.centuryaluminum.com and to any stockholder who requests them. We intend to disclose any amendments to or waivers of our Code of Ethics on behalf of our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions on our website at www.centuryaluminum.com.

Related Party Transaction Policy
The Company has a written policy and written procedures for the review, approval and monitoring of transactions involving Century or its subsidiaries and "related parties." For the purposes of the policy, "related parties" include executive officers, directors and director nominees and any of their respective immediate family members, as well as stockholders owning five percent or greater of our outstanding stock and their immediate family members. A copy of the Company's Related Party Transaction Policy is available in the Investor section of the Company's website, www.centuryaluminum.com, under the tab "Corporate Governance."
The Company's Related Party Transaction Policy applies, subject to certain specific exclusions, to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which Century or any of its subsidiaries was or is to be a participant and where any related party had or will have a direct or indirect interest. Pursuant to the policy, the Audit Committee is responsible for reviewing related party transactions. However, all transactions with Glencore plc or its affiliates (together, "Glencore") and any other transaction the Audit Committee Chair determines is material to the Company are reviewed by the independent directors, acting as a separate body of our Board. Based on its consideration of all relevant facts and circumstances, whether the transaction is on terms that are fair and reasonable to the Company and whether the transaction is in the business interests of the Company, the Audit Committee or independent directors, as the case may be, will decide whether or not to approve or ratify such transaction. If a related party transaction is submitted for approval after the commencement of the transaction, the Audit Committee or independent directors, as the case may be, will evaluate all options available, including the ratification, rescission or termination of such transaction, if appropriate. The policy defines certain ordinary course, non-material transactions with Glencore that are pre-approved by the independent directors. The Audit Committee receives quarterly reports of all pre-approved transactions.
Transactions with Related Parties in 2019
Please see page 53 for a description of related party transactions in 2019.

Corporate, Environmental and Social Responsibility
Nothing is more important than the health and safety of our employees and the members of the communities in which we do business. We are committed to providing a safe working environment for all of our employees and all visitors to our facilities. We continuously assess the risks our employees face at our operations and we work to mitigate those risks through frequent training, work procedures and other preventative safety and health programs. We strive to achieve zero injuries and accidents. We believe that leading safety practices and performance will lead to better operational and financial performance for our Company and contribute to long-term stockholder value creation.  We emphasize the importance of safety goals by including safety performance as one of the metrics for determining payouts under our annual incentive awards to our executives.
We are also committed to the environmental soundness of our operations, including by conducting our business operations in a manner that seeks to minimize waste, conserve energy and limit pollution. Our wholly-owned subsidiary, Nordural

Grundartangi ehf. (“Grundartangi”), produces Natur-Al™ aluminum, a low carbon aluminum, with energy from 100% renewable sources, allowing us to achieve CO2 levels below one-fourth of the industry average, or 4 tonnes CO2 per tonne of aluminum, one of the lowest CO2 footprints in the world. Grundartangi has been certified by the Aluminium Stewardship Initiative (ASI) for responsible production, sourcing and stewardship of aluminum, which is further evidence of our focus on achieving the highest standards of honest and responsible business practices, environmentally friendly raw materials sourcing and production. We continuously seek additional opportunities to reduce our carbon footprint and maintain strong and positive relationships with the communities where we do business.

Stockholder Communications with the Board of Directors
Stockholders may communicate with the Board, our independent or non-management directors as a group, or any individual director(s) by sending a written communication in an envelope addressed to the Board or the appropriate director(s) in care of our Corporate Secretary, addressed to:  Corporate Secretary, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

OWNERSHIP OF CENTURY COMMON STOCK
Stock Ownership of Certain Beneficial Owners
The following table sets forth certain information concerning the beneficial ownership of the Company's common stock, as of the dates noted below, by each person known by us to be the beneficial owner of 5% or more of the outstanding shares of the Company's common stock.  The percent of class shown below is based on 89,460,965 shares of common stock outstanding as of April 16, 2020.

Name	Amount and Nature of Beneficial Ownership (a)	Percent of Class
Glencore AG (b)	38,391,838	42.9%
Dimensional Fund Advisors LP (c)	6,790,796	7.6%
BlackRock, Inc. (d)	7,801,839	8.7%
The Vanguard Group (e)	5,732,574	6.4%

(a)	Each entity has sole voting and dispositive power, except as otherwise indicated.

(b)	Based on information set forth in a Schedule 13D/A filing dated December 15, 2017 and a Form 4 filing filed on April 2, 2020, by Glencore AG, Glencore International AG and Glencore plc (collectively, "Glencore"). The shares reported as beneficially owned by Glencore include 27,500,000 shares beneficially owned by Givolon Limited, as reported in its Schedule 13D/A filing dated December 15, 2017. Glencore AG retains sole voting power with respect to these shares and retains an economic interest in an equivalent number of shares. The shares reported as beneficially owned by Glencore exclude 6,614,109 shares of common stock issuable upon conversion of the Company's Series A Convertible Preferred Stock owned by Glencore AG, which is convertible only upon the occurrence of events that have not transpired and that are outside of the control of Glencore AG, or in circumstances that would not result in an increase in the percentage of the outstanding shares of the Company's common stock beneficially owned by Glencore. In addition, Glencore International AG is party to cash-settled total return swaps that give Glencore International AG economic exposure to an additional 9,129,302 shares of the Company's common stock. Glencore's principal business address is Baarermattstrasse 3, CH-6340 Baar, Switzerland.

(c)	Based on information set forth in a Schedule 13G/A filing dated February 12, 2020, by Dimensional Fund Advisors LP ("Dimensional"). Dimensional is an investment advisor and furnishes investment advice or serves as investment manager to certain investment companies, commingled group trusts and separate accounts ("Funds"). Dimensional possesses voting and/or investment power over these shares, and it may be deemed to be the beneficial owner of these shares, however, these shares are owned by the Funds and Dimensional specifically disclaims beneficial ownership of these securities. The principal business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(d)	Based on information set forth in a Schedule 13G/A filing dated February 5, 2020, by Blackrock, Inc. ("Blackrock"). Of the shares Blackrock reported it beneficially owned, Blackrock reported sole voting power over 7,665,802 shares, sole dispositive power over 7,801,839 shares and shared voting and shared dispositive power over none of the shares. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

(e)	Based on information set forth in a Schedule 13G filing dated February 11, 2020, by The Vanguard Group ("Vanguard"). Of the shares Vanguard reported it beneficially owned, Vanguard reported sole voting power over 52,011 shares, shared voting power over 3,600 shares, sole dispositive power over 5,686,863 shares and shared dispositive power over 45,711 shares. The principal business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Stock Ownership of Directors and Named Executive Officers
The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of April 16, 2020 (unless otherwise noted) by: (i) each of our current directors and director nominees, (ii) each of the Company's named executive officers, and (iii) all of the Company's current directors, director nominees and named executive officers as a group.
Percentage ownership calculations for beneficial ownership are based on 89,460,965 shares outstanding at the close of business on April 16, 2020. The number of shares and percentage of common stock beneficially owned includes: (i) any common stock that may be acquired upon the exercise of stock options held by that person that are currently exercisable or exercisable within 60 days of April 21, 2020 and (ii) share units that will vest within 60 days of April 21, 2020, to be outstanding. We did not deem these shares outstanding, however, for purposes of computing the percentage ownership of any other person. No director or executive officer beneficially owned more than 1% of our outstanding common stock.
The address of all persons listed below is c/o Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

Name (a)	Total Shares Beneficially Owned		Percentage of Class Beneficially Owned
Jarl Berntzen	135,332	(b)	*
Michael Bless	472,020		*
Cynthia Carroll	—		*
Craig Conti	6,688		*
Jesse Gary	116,136	(c)	*
Errol Glasser	53,709	(d)	*
Wilhelm van Jaarsveld	—	(e)	*
Michelle Harrison	62,296	(f)	*
John Hoerner	149,593		*
Andrew Michelmore	43,598		*
All Directors, Director Nominees and Executive Officers as a Group (10 persons)	1,039,372		1.2%

* Indicates less than 1% ownership.
(a)		Each individual has sole voting and dispositive power except as otherwise noted. Ms. Carroll is a director nominee first nominated for election at the 2020 Annual Meeting.
(b)		Includes 99,155 performance share units the settlement of which has been deferred until the termination of Mr. Berntzen's service on the Board.
(c)		Includes 69,739 shares held in a self-settled, revocable trust for which Mr. Gary serves as trustee.
(d)		Includes 50,214 performance share units the settlement of which has been deferred until the termination of Mr. Glasser's service on the Board.
(e)		Excludes both (i) 6,614,109 shares of common stock issuable upon conversion of the Company's Series A Convertible Preferred Stock owned by Glencore AG and (ii) 38,391,838 shares of common stock owned by Glencore, for which Mr. van Jaarsveld serves as the Asset and Investment Manager of the Aluminum and Alumina Department.
(f)		Includes 353 shares that are held in Ms. Harrison's 401(k).

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons owning more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of ownership and changes in ownership of the Company's equity securities.  Based solely on a review of the reports filed electronically with the SEC, or written representations that no Form 5 filings were required, we believe that, with respect to the 2019 fiscal year, all required Section 16(a) filings were timely made, with the exception of a Form 4 filed on June 20, 2019 for Andrew Michelmore reporting his open market acquisition of 5,000 shares of Company common stock on June 13, 2019 and a Form 4 for Elisabeth Indriani filed on January 3, 2020 reporting 10,272 performance share units granted to her on March 18, 2019.

EXECUTIVE OFFICERS

The following table details certain information about our current executive officers.

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years

Michael A. Bless	54	President and Chief Executive Officer since November 2011.
Craig Conti	42	Executive Vice President and Chief Financial Officer since July 2018.

		Prior to joining Century, Mr. Conti served as Corporate Vice President of Financial Planning and Analysis of Illinois Tool Works (ITW) and as Chief Financial Officer of ITW's welding segment from 2014 to 2017.
Jesse E. Gary	40	Executive Vice President and General Counsel since February 2013 and Chief Operating Officer since April 2019. Mr. Gary joined Century in 2010.
John E. Hoerner	62	Executive Vice President, North American Operations since March 2016; Senior Vice President - North American Operations from March 2014 to March 2016. Ms. Hoerner joined Century in 2011.
Michelle M. Harrison	44	Senior Vice President, Finance and Treasurer since January 2013. Vice President and Treasurer from February 2007 to December 2012. Ms. Harrison joined Century in 2000.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. We are requesting the Company's stockholders to ratify such appointment. If no direction is given to the contrary, all proxies received by the Board will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. Neither the Board nor the Audit Committee is required to take any action as a result of the outcome of the vote on this proposal. If the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection but may, nevertheless, continue to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time.
In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche LLP provided various other services for the Company during the last two fiscal years. The aggregate fees billed for the last two fiscal years are set forth below:

	2019	2018
Audit Fees(a)	$2,138,000	$2,244,000
Audit - Related Fees(b)	173,000	82,000
Tax Fees(c)	—	—
All Other Fees(d)	—	—
Total Fees	$2,311,000	$2,326,000

(a)	Audit Fees. Audit Fees include fees for professional services rendered for the audit of the Company's annual financial statements, review of the financial statements included in the Company's Form 10-Q, as well as other services normally provided in connection with statutory and regulatory filings or engagements. Other services for 2019 and 2018 include additional procedures related to the audit of critical audit matters (CAMs) and implementation of new accounting standards.
(b)	Audit-Related Fees. Audit-Related Fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included under Audit Fees. Audit-Related Fees for 2019 and 2018 included fees associated with certain contemplated transactions.
(c)	Tax Fees. Tax Fees include fees for professional services rendered in connection with tax compliance, tax advice and tax planning.
(d)	All Other Fees. All Other Fees include fees for services provided other than services reported under Audit Fees, Audit-Related Fees and Tax Fees. Generally, this category would include permitted corporate finance assistance and permitted advisory services.
All services rendered by Deloitte & Touche LLP are pre-approved by the Audit Committee in accordance with the Audit Committee's pre-approval procedures. Under those procedures, the terms and fees of annual audit services, and changes thereto, must be approved by the Audit Committee. The Audit Committee also pre-approves the scope of audit-related, tax and other non-audit services that may be performed by our independent auditors during the fiscal year, subject to dollar limitations set by the Committee. The foregoing pre-approval procedures are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available should any matter arise requiring their presence or to otherwise respond to questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

AUDIT COMMITTEE REPORT
  The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Century specifically incorporates it by reference into a filing.
The role of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Century. The Audit Committee's job is one of oversight. Century's management is responsible for the preparation of Century's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding Century's accounting, auditing, internal control and financial reporting practices than the Audit Committee does; accordingly, the Audit Committee's oversight role does not include providing any expert or special assurance as to the financial statements and other financial information provided by Century to its stockholders and others.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditors' communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from Century. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of Century's internal controls, the processes for assessing and monitoring risk, and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee has the authority to obtain advice from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Century for such advice and assistance.
The Audit Committee met with and discussed with the independent auditors all matters required to be discussed by the applicable requirements of the PCOAB and the SEC and, with and without management present, reviewed and discussed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the quality and adequacy of Century's internal controls and the results of the internal audit examinations.
The Audit Committee reviewed and discussed with management and the independent auditors the interim financial information contained in each quarterly earnings announcement in 2019 prior to its public release and the audited financial statements of Century as of and for the year ended December 31, 2019.
Based on the above mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Century's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.
Respectfully Submitted,

The Audit Committee

Jarl Berntzen (Vice Chair)	Errol Glasser (Chair)	Andrew Michelmore

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2020 Annual Meeting asking our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. Although the vote is advisory and is not binding on the Compensation Committee, the Board or the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We refer to this non-binding advisory vote as the "say-on-pay" vote. Our current policy is to hold a "say-on-pay" vote each year until the next required stockholder vote on the frequency of the "say-on-pay" vote. We expect the next vote on the frequency of the "say-on-pay" vote will occur at the 2023 Annual Meeting.
You are asked to vote for or against, or to abstain from voting, on the following resolution on an advisory basis:
"Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed in the Company's proxy statement pursuant to the rules of the SEC, including the "Compensation Discussion and Analysis," the compensation tables, and any related tables and disclosure."
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE FOREGOING RESOLUTION.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide the Company's stockholders with an understanding of the Company's executive compensation program and to discuss the compensation for the Company's named executive officers for 2019. The Company's Compensation Committee (the "Committee") oversees the Company's executive compensation program and establishes the compensation for the Company's executive officers, including its named executive officers.
For 2019, the Company's named executive officers were comprised of our President and Chief Executive Officer (CEO), our Chief Financial Officer (CFO) and the next three most highly compensated executive officers of the Company at December 31, 2019, namely:
•Michael Bless, President and Chief Executive Officer;
•Craig Conti, Executive Vice President and Chief Financial Officer;
•Jesse Gary, Executive Vice President, Chief Operating Officer and General Counsel;
•John Hoerner, Executive Vice President, North American Operations; and
•Michelle Harrison, Senior Vice President, Finance and Treasurer.

Overview of 2019 Executive Compensation and Pay for Performance Alignment
Each year the Committee evaluates the Company's executive compensation program to ensure that it is aligned with our strategic priorities, effectively motivates and incentivizes our executives and aligns the interests of our executives with our stockholders, while also ensuring that unnecessary risk is appropriately mitigated. The Committee believes that aligning executive compensation with Company performance and strategy supports our stockholders' interests for long-term value creation.
The Company's program links executive compensation to Company performance and strategy by: (i) providing competitive compensation packages that attract, retain and motivate talented executives, (ii) incentivizing and rewarding our executives for achieving the Company's short- and long-term performance goals and (iii) aligning management's interests with long-term value creation for our stockholders. We believe the following aspects of our 2019 executive compensation program demonstrate our commitment to these objectives:
•Setting target total direct compensation at median levels compared to our peers (and at below median levels for new hires or internal promotions), while using incentive compensation to reward and motivate exceptional performance;
•Allocating the most significant portion of compensation for our named executive officers to "at risk" compensation, the ultimate payouts or value of which are dependent on the successful achievement of predetermined performance goals or linked to the value of our stock price (81% of 2019 target total direct compensation for our CEO and 70% for our other named executive officers, on average);
•Awarding all 2019 long-term incentives in the form of equity-based awards, directly aligning a significant portion of the target total direct compensation to our CEO (62%) and to our other named executive officers (47%, on average) to our stockholders' interests through both relative and absolute stock price performance;
•Linking payouts under a large portion of our long-term incentive awards (75% of the 2019 target value of long-term incentive awards for our CEO and 66% for our other named executive officers) to the Company's TSR relative to our TSR Comparator Group; and
•Linking payouts under short-term annual incentive awards to the achievement of certain pre-established Company financial, safety and operational performance targets (70% weighting) and individual performance targets for each executive officer (30% weighting).
We believe our pay for performance alignment for 2019 executive compensation is reflective of the overall performance of the Company during the measurement period, as evidenced by:

•A 19% decrease in total compensation for our CEO (as reflected in the Summary Compensation Table) which is primarily the result of lower payouts year-over-year under the Company’s AIP and a decrease in value year-over-year in the grant date fair value of stock-based awards;
•Below target payout for our CEO under our 2019 AIP reflecting:
◦Payout at 75% of target for the EBITDA portion of the 2019 AIP for below target achievement of corporate performance goals for the Company; and
◦Payout at 119% of target for the safety portion of the 2019 AIP reflecting strong safety performance across the Company’s operations evidenced in part by a 27% reduction in TCIR year-over-year;
•Effective realized value under the 2017-2019 LTIP awards equal to 83% of target reflecting:
◦Below target payout of performance share units under our 2017-2019 LTIP reflecting the Company’s TSR relative to a pre-approved TSR Comparator Group of aluminum companies; and
◦A 12% decrease in the value of equity-based awards granted to our named executive officers under the 2017-2019 LTIP between the grant date fair value and the value when vested on December 31, 2019.
The following graph illustrates the relationship between Company performance, as measured by TSR, and the realized compensation of our Chief Executive Officer over the last four fiscal years:

CEO Realized Compensation: For each year shown, "realized compensation" includes actual earned base salary, any bonus amounts received and all non-equity incentive plan compensation as disclosed in the Summary Compensation Table, plus the value of all share units that vested during the applicable year (with the value of vested stock awards calculated by multiplying the number of shares vested by the closing price of our common stock on the vesting date for such shares).
Total Shareholder Return: The TSR line illustrates the total shareholder return over the three-year performance period under the Company's long-term incentive plan applicable to such year.

Our Philosophy on Executive Compensation
The Company's executive compensation program is designed to enable the Company to provide competitive compensation packages that attract, retain and motivate talented executives and managers while aligning management's and stockholders' interests in the enhancement of Company performance and stockholder value. Consistent with this philosophy, target total direct compensation in 2019 for our executive officers was heavily weighted (81% for the CEO's target total direct compensation and 70%, on average, for our other named executive officers) towards "at risk" compensation which is dependent on the achievement of performance goals or subject to changes in our stock price. The Company's incentive plans are also designed to reward outstanding performance above target (subject to a maximum payout of 200% of the respective target award); conversely, when performance is below pre-established goals, the Company's plans are designed to deliver compensation below target (with no minimum payment).
The Company's compensation program uses multiple elements to deliver a total package consisting of base salary, annual incentive awards, long-term incentive awards, and retirement benefits.  The Committee reviews each element separately but also considers the relative mix of compensation and benefit offerings when making compensation decisions. In addition, the Committee retains discretion to make adjustments it deems advisable to balance the Company's overall performance and the individual performance of the Company's executive officers with our pay for performance philosophy.

Consideration of "Say-on-Pay" Results
At the Company's annual meeting of stockholders held in June 2019, over 97% of the votes cast on the advisory vote to approve the compensation of the Company's named executive officers were voted in favor of the proposal. The Committee believes this affirms our stockholders' support for the Company's approach to executive compensation. No changes were made to the compensation program for 2019 or 2020 in connection with this vote result.

Our Process for Executive Compensation
The Committee develops and approves the overall compensation package for our Chief Executive Officer and for each of our other executive officers. Although objective criteria are used, the Committee retains final discretion in determining the compensation of our executive officers.  In general, the Committee determines the extent to which performance goals under annual and long-term incentive programs have been met in the first quarter following the end of each performance period.
In implementing and administering its compensation philosophy, the Committee, in consultation with its independent executive compensation consultant, regularly:
•Reviews market data to assess the competitiveness of the Company's compensation policies;
•Evaluates the Company's compensation policies compared to its industry peers and broader market practice;
•Reviews performance against the Company's plans and budgets and considers the degree of attainment of pre-established performance goals;
•Reviews the individual performance of each executive officer;
•Evaluates the Company's compensation policies to assess compensation-related risk; and
•Considers the results of the advisory "Say-on-Pay" vote of the Company's stockholders.
The Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner.   As a general practice, the Committee makes decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations and reviewing final recommendations, before acting.  The Committee dedicated significant time and attention to management compensation in 2019, including holding six meetings.
Benchmarking Executive Compensation
The Committee, together with its independent executive compensation consultant, periodically reviews relevant competitive market pay data to assess our compensation levels and practices. For purposes of setting 2019 compensation, the Committee reviewed the compensation levels of a peer group of metals and other industrial companies that are comparable in size to the Company in terms of revenue, market capitalization, EBITDA and number of employees.  The Committee chose these parameters, and ultimately the companies noted below, to permit pay to be evaluated in a context that considers businesses with similar exposure to economic forces and business cycles and with whom the Company may compete for executive talent.  Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, annual incentive target opportunities and long-term incentive grant values. Generally, the Committee targets total compensation (annual base salaries, annual target incentive compensation, long-term target incentive compensation and retirement benefits) at or near the midpoint of the compensation ranges for comparable positions at the companies comprising the peer group, while being mindful of individual differences such as experience, responsibility-level and performance, as well as the practical implications of pay, on occasion, being the product of an arms-length negotiation at the time an executive is hired or promoted.
For purposes of determination of 2019 compensation, the Committee decided to remove Stillwater Mining from the peer group after it was acquired by Sibanye Gold Limited in May 2017 and added Cleveland-Cliffs Inc. and TimkenSteel. The following companies comprised the Company's peer group for purposes of determining 2019 compensation for the Company:

●	Carpenter Technology Corp	●	Minerals Technologies Inc.
●	Cleveland-Cliffs Inc.	●	Mueller Industries, Inc.
●	Eagle Materials Inc.	●	Schnitzer Steel Industries Inc.
●	Genesee & Wyoming Inc.	●	SunCoke Energy, Inc.
●	Gibraltar Industries Inc.	●	TimkenSteel
●	Kaiser Aluminum Corp.	●	Valmont Industries, Inc.
●	Koppers Holdings Inc.	●	Worthington Industries
●	Martin Marietta Materials Inc.
The Committee supplemented this data with compensation survey data covering general industry companies with similar revenues to provide additional perspective on competitive pay levels.
Role of the Chief Executive Officer
As part of its review and determination of the Company's compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from our Chief Executive Officer (other than with respect to his own compensation).  The Committee's charter formalizes the working relationship with our Chief Executive Officer and includes the following actions to be taken by the Chief Executive Officer:
•Working with the Committee to provide oversight of Century's compensation plans and policies, including incentive and equity-based plans;
•Reviewing with the Committee the respective corporate and individual goals and objectives for the other named executive officers relevant to their compensation;
•Providing the Committee an evaluation of the performance of the other named executive officers in light of their respective corporate and individual goals and objectives; and
•Recommending to the Committee the compensation levels of the other named executive officers.
The Committee considers the recommendations of the Company's Chief Executive Officer (other than with respect to his own compensation), together with the review by its independent executive compensation consultant, in making independent determinations regarding executive compensation.
The Company's Chief Executive Officer attends all Committee meetings other than those portions that are held in executive session, and he is not present during voting or deliberations on matters involving his compensation in accordance with the Committee's charter.
Role of Compensation Committee Consultants
To assist in its review and oversight of the Company's executive compensation program, the Committee has engaged Frederic W. Cook & Co., Inc. ("FW Cook") as its independent executive compensation consultant. The Committee consults with FW Cook regularly throughout the year. A representative of FW Cook attended meetings of the Committee and advised the Committee in connection with designing and implementing the Company's executive compensation program for 2019, including with respect to compensation philosophy, objectives, annual and long-term plan designs, optimal compensation mix and proposed allocations among fixed and variable, and long-term and short-term, compensation.  FW Cook also made recommendations with respect to market pay levels, the determination of an appropriate peer group and how the Committee should position the Company's compensation in relation to these peers. The Committee considered the information presented by FW Cook, but all decisions regarding the compensation of our executive officers were made by the Committee independent of FW Cook. In compliance with SEC rules, the Committee has assessed the independence of FW Cook and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Committee. FW Cook did not provide any services to the Company in 2019 other than the services provided directly to the Committee.

Overview of Compensation Elements
Our executive compensation program is made up of the following principal components.  Detailed narratives of these compensation elements are provided below under "2019 Compensation Program Details."

	Plan	Purpose	Performance Metric
ANNUAL				FIXED
	Base Salary	Base salary provides a secure fixed level of compensation for individual performance and level of responsibility.	N/A
	Annual Incentive Plan Awards (AIP)	Performance-based annual cash award designed to motivate and reward our executives for achieving the Company's short-term financial and operational objectives.	Metrics based on annual: (i) EBITDA (as adjusted) (ii) safety (iii) individual performance	VARIABLE
LONG-TERM	Time-Vesting Share Units (TVSUs)	Time-based equity compensation designed to motivate long-term value creation, encourage retention and align executives with our shareholders.	Value fluctuates with stock price performance over three-year vesting period
	Performance Share Units (PSUs)	Performance-based equity compensation (settled in cash or shares at the discretion of the Committee) intended to further promote pay-for-performance alignment.	Relative total shareholder return over two- and three-year performance periods

2019 Compensation Program Details
Base Salaries
Base salaries provide a fixed level of cash compensation for our executive officers. The Committee reviews the salaries of our executive officers annually against compensation levels of comparable positions from peer group and survey data to determine whether adjustments are appropriate. When setting salaries, the Committee also considers each executive's responsibilities and performance against job expectations, experience and tenure as well as the impact of base salary on other compensation elements, such as the size of target incentive awards. The Committee's review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary decisions. The Company is not contractually bound by employment or other agreements to pay any particular level of base salary to our executive officers, thereby affording the Committee flexibility in these determinations. Annual adjustments are generally effective in March but the Committee may also review the salaries of our executive officers in connection with a promotion or other change in responsibility.
The table below sets forth the base salaries approved for each of our named executive officers for 2019 and 2018, as well as the percentage year-over-year change. Increases in our executives' base salaries, if any, are generally effective in March of each applicable year.

Named Executive Officer (a)	2019 Base Salary	2018 Base Salary	Percentage Increase
Mr. Bless	$900,000	$875,000	2.9%
Mr. Conti	$420,000	$400,000	5.0%
Mr. Gary	$550,000	$500,000	10.0%
Mr. Hoerner	$480,000	$465,000	3.2%
Ms. Harrison	$330,000	$320,000	3.1%
(a) Mr. Gary's 2019 base salary was increased from $525,000 to $550,000 in May 2019 in connection with his appointment to the position of Chief Operating Officer while continuing to serve as Executive Vice President and General Counsel.
Annual Incentive Compensation
The Company's AIP is designed to motivate and reward our executive officers for achieving the Company's short-term financial, operational and individual objectives. Under the AIP, the Company's named executive officers are eligible to receive an award, which has historically been paid in cash, but may also be paid, at the discretion of the Committee, in common stock of the Company.
Target AIP Awards
Each year, the Committee establishes a target annual incentive award for each named executive officer expressed as a percentage of base salary, subject to the achievement of pre-established corporate and individual goals, as described below. Target annual incentive opportunities as a percentage of base salary for 2019 were as follows:

Named Executive Officer (a)	2019 Target AIP Opportunity (% of Salary)
Mr. Bless	100%
Mr. Conti	70%
Mr. Gary	90%
Mr. Hoerner	75%
Ms. Harrison	50%
(a) Mr. Gary's 2019 target AIP opportunity was set at 85% in December 2018 as part of the Company's annual review process and was then increased to 90% in May 2019 in connection with his appointment to the position of Chief Operating Officer while continuing to serve as Executive Vice President and General Counsel.

Payouts under the awards can range from 0% to 200% of the target award based on performance relative to pre-established performance goals. If the threshold amounts are not achieved for a particular metric, no amount is to be paid for that metric. However, due in part to the nature of the Company's business, including the substantial impact on the Company's financial results of fluctuations in the price of aluminum as well as the price of certain critical raw materials over which management exercises no control, the Committee retains absolute discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted. The AIP award opportunities for 2019 were based:
•70% on the achievement of pre-established corporate performance goals for the Company relating to financial, safety and operating performance; and
•30% on individual performance.
For 2019, the metrics chosen by the Committee to measure corporate performance for determining payouts were:
•EBITDA (as adjusted and defined below), which had a 50% weighting, and
•safety performance, which had a 20% weighting.
These metrics and their assigned weights were designed to motivate and reward our executives for achieving the Company's 2019 financial and operational objectives while also reflecting our commitment to safety in our operations. For 2019, safety performance was determined based 50% on our TCIR and our days away, restrictions and job transfers rate ("DART"), equally weighted, and 50% based on Company-specific safety performance measurements focused on reducing the number of fatal and serious injuries that can be life-altering or life-ending events (“Severity Safety Measure”). For the North American operations, a severity index (the “U.S. Severity Index”) was constructed to measure the average severity of all incidents (including recordable incidents and significant “near misses"). For the Icelandic operations, a severity index (the “Iceland Severity Index”) was constructed to measure the quality and timeliness of management’s actions to mitigate the future occurrence of serious injuries. For each of the Company’s named executive officers other than Mr. Hoerner, the 2019 safety performance targets were to achieve a TCIR of 1.31, a DART of 0.81 (considered on a combined weighted average basis at the Company’s U.S. and Icelandic operations based on total headcount), a U.S. Severity Index of 2.6 and a Iceland Severity Index of 80% (with equal weighting attributed to the U.S. Severity Index and the Iceland Severity Index). Because Mr. Hoerner’s responsibilities relate primarily to the Company’s North American operations, 50% of his safety target was based solely on the safety performance at our North American operations, including a TCIR target of 1.49, a DART target of 0.95 and the U.S. Severity Index target of 2.6.
For purposes of the 2019 AIP program, EBITDA is defined as the Company's net income excluding, as applicable: (i) income tax expense/benefit, (ii) net gain/(loss) on forward contracts, (iii) interest expense/income, (iv) depreciation and (v) amortization. EBITDA is not calculated in accordance with generally accepted accounting principles ("GAAP") and is adjusted for certain items that are outside of management's control, such as the price of aluminum and other market-based fluctuations.
The following table summarizes the performance range and payout for these corporate performance metrics:

Performance Metric		Threshold	Target			Maximum
EBITDA (50% weighting)	Performance Range	90% of target	100% of target	110% of target	120% of target	130% of target
	Payout Level	50%	100%	125%	160%	200%
TCIR + DART (10% weighting)	Performance Range	10% above target	100% of target	8% below target	16% below target	23% below target
	Payout Level	50%	100%	133%	167%	200%
U.S. Severity Index (5% weighting)	Performance Range	12% above target	100% of target	4% below target	8% below target	12% below target
	Payout Level	50%	100%	133%	167%	200%
Iceland Severity Index (5% weighting)	Performance Range	75% of target	100% of target	108% of target	117% of target	125% of target
	Payout Level	50%	100%	133%	167%	200%

Individual performance goals are established at the beginning of each year and tailored specifically for each executive, his or her specific areas of responsibility and the then-current short- and long-term goals of the Company. The Committee receives a year-end performance assessment and recommendation for each executive officer (other than the CEO) from the CEO.
We consider the specific performance goals relating to EBITDA targets and individual performance to be confidential, the disclosure of which is not material to an understanding of our 2019 executive compensation and would cause competitive harm to the Company. The EBITDA targets established by the Committee for 2019 were based on business plan assumptions that may allow our competitors to be able to predict our pricing strategies or our ability to match certain prices. Individual performance objectives for 2019 similarly included goals and objectives tied to operational performance and other Company initiatives and strategies.
2019 AIP Performance Results
The following table summarizes the Company's achievements with respect to the 2019 AIP Company performance metrics:

Performance Metric		Payout (% of target)	Weighted Payout (% of Target)
Adjusted EBITDA (50% weighting)	Consolidated	75%	37.5%
	NA Ops	75%	37.5%
TCIR (5% weighting)	Consolidated	176.3%	8.8%
	NA Ops	200%	10%
DART (5% weighting)	Consolidated	200%	10%
	NA Ops	200%	10%
Severity Safety Measure (10% weighting)	Consolidated	50%	5%
	NA Ops	0%	0%
Despite the Committee’s assessment that the executive team effectively managed a significant number of meaningful external challenges, target business plan level financial performance was not achieved. As a result, the payout for each named executive officer under the EBITDA portion of the award was 75% of target.
The safety portion of the AIP award was achieved at 119% for the Company’s operations on a consolidated basis (Messrs. Bless, Gary and Conti and Ms. Harrison) and at 110% for Mr. Hoerner, where 50% of performance was based on safety performance at the Company’s North American operations and 50% of performance was based on safety performance on a consolidated basis. As reflected above, these results were produced by the achievement of certain of the safety metrics at the maximum level, and certain others below the threshold level. In determining final payout for the safety performance component of the 2019 AIP, the Committee exercised its discretion to reduce pay to 100% of target for the operations on a consolidated basis and to 103.5% of target for Mr. Hoerner, recognizing the outstanding performance of the U.S. plants.
The Committee met in February 2020 and again in March 2020 to review each executive’s individual performance and specific contribution to the achievement of key strategic projects and to the Company’s overall performance during 2019 considering also the external challenges faced by the executive team in 2019 and the ability of executive team to manage the Company through these challenges on a unified basis. Individual performance results reflect, among other accomplishments: (i) the continuing successful return to nearly full capacity of the Hawesville, Kentucky smelter; (ii) adroit commercial and operational management of the historic turbulence in the alumina market; (iii) the strategic development achieved on several significant power contracts; and (iv) proactive management, from a commercial and financial standpoint, of an unusually complex and challenging commodity environment. On the basis of these results, the Committee assessed the individual performance of the named executive officers at 100%-140% of target.

The foregoing performance results and determinations by the Committee resulted in the following 2019 AIP payouts to our named executive officers:

Name	Target 2019 Annual Incentive Plan Opportunity	Actual 2019 Annual Incentive Plan Payout
Mr. Bless	$900,000	$868,500
Mr. Conti	294,000	279,300
Mr. Gary	495,000	492,525
Mr. Hoerner	360,000	322,848
Ms. Harrison	165,000	144,375

Long-Term Incentive Awards
The Company's Long-Term Incentive Plan (LTIP) is designed to align executive compensation with the interests of the Company's stockholders by linking compensation to absolute and relative stock price performance and encourage retention over multi-year performance periods. Awards under our 2019-2021 LTIP represented the single largest component of our executive compensation program thereby aligning a substantial portion of executive compensation with long-term value creation for our stockholders. The 2019-2021 LTIP represented:
•62% of target total direct compensation for the CEO; and
•47%, on average, of compensation for our other named executive officers.
2019-2021 LTIP Target Awards
Each year, the Committee meets and performs a qualitative review of each named executive officer’s performance together with a quantitative assessment of peer group and survey market data over the course of one or several meetings. During such review, the Committee established a target award for each named executive officer expressed as a percentage of base salary. Target award opportunities as a percentage of base salary for 2019 were as follows:

Named Executive Officer (a)	2019-2021 Target LTIP Opportunity (% of Salary)
Mr. Bless	325%
Mr. Conti	130%
Mr. Gary	250%
Mr. Hoerner	140%
Ms. Harrison	60%
(a) Mr. Gary's 2019-2021 target LTIP opportunity was increased from 220% to 250% of base salary in May 2019 in connection with his appointment to the position of Chief Operating Officer while continuing to serve as Executive Vice President and General Counsel.
The 2019-2021 LTIP provides for two types of stock-based awards each of which may become vested in full at the completion of a three-year vesting period that ends on December 31, 2021:

•performance share units (PSUs), weighted at 75% of the long-term incentive award for the CEO (66% for our other named executive officers); and
•time-vesting share units (TVSUs), weighted at 25% of the long-term incentive award for the CEO (33% for our other named executive officers).

The table below sets out the 2019-2021 LTIP awards granted by the Committee for each named executive officer in 2019:

Named Executive Officer	2019-2021 LTIP Awards Fair Market Value at Grant ($)	Performance Share Units (at Target) (#)	Time-Vesting Share Units (#)
Mr. Bless	2,649,049	271,790	90,597
Mr. Conti	494,485	45,119	22,526
Mr. Gary	1,260,809	113,625	56,727
Mr. Hoerner	608,601	55,532	27,724
Ms. Harrison	179,322	16,362	8,169

The 2019-2021 PSUs are performance-based awards that vest based upon the Company's TSR relative to the average TSR of a pre-established peer group, thereby aligning management's and the Company's stockholders' interests with respect to long-term relative share price performance. TSR is calculated by the Committee and defined as the change in value of the stock price for the applicable two or three-year performance period (described below), with any dividends during such period being reinvested. In 2019, the Committee met and selected the following peer group of aluminum industry companies for the 2019-2021 PSUs: Alcoa Corp., Aluminum Corp. of China Limited, Norsk Hydro ASA and United Co Rusal PLC (the “TSR Comparator Group”). The TSR Comparator Group is comprised of publicly-listed companies that, like Century, receive a significant portion of their revenue from the production of primary aluminum. Given the commodity nature of Century's business and exposure to market forces outside of management's control, the Committee has intentionally selected companies for the TSR Comparator Group whose results are similarly affected by the market price of primary aluminum.
Over the course of several meetings during 2018, the Committee decided to implement two changes to the Company’s long-term incentive program to reduce payout volatility resulting from commodity-price volatility that is outside management's control. As part of the changes implemented by the Committee, fifty percent (50%) of the payout under the 2019-2021 PSUs is based on the Company's relative TSR performance over a two-year period (2019-2020) and fifty (50%) of the payout under the 2019-2021 PSUs is based on relative TSR Performance over a three-year period (2019-2021). All 2019-2021 PSUs will continue to cliff-vest in their entirety at the completion of the three-year performance period, provided the executive continues to be employed by the Company. Also, the Committee adjusted the payout curve for new PSU awards under the 2019-2021 LTIP to reduce the threshold performance level from 70% to 50% of the TSR Comparator Group and correspondingly reduce the payout for threshold performance from 50% of target to 0%.
The Committee established the following range of targets and achievement percentages for the 2019-2021 PSUs (linear interpolation applies between threshold and target and target and maximum performance levels):

Performance Level	Century TSR Percentile Rank	Achievement Percentage (% of Target)
Maximum	150% of Peer Average or More	200%
Target	100% of Peer Average	100%
Threshold	50% of Peer Average or Less	0%

The 2019-2021 TVSUs are time-vesting equity awards that cliff-vest in their entirety at the completion of the three-year performance period, provided the executive continues to be employed by the Company. The Committee believes that awarding some portion of the Company's long-term incentive awards in the form of time-vested equity compensation encourages retention and ensures that the Company's executives' interests are aligned with those of the Company's other stockholders towards long-term value creation.
2017-2019 LTIP Results
Awards under the 2017-2019 LTIP consisted of both TVSUs and PSUs. PSUs awarded under the 2017-2019 LTIP vest based on the Company's TSR relative to the same TSR Comparator Group noted above for the 2019-2021 LTIP. The

Committee used the following range of targets and achievement percentages with respect to TSR for the 2017-2019 LTIP (linear interpolation applies between threshold and target and target and maximum performance levels):

Performance Level	Century TSR Percentile Rank	Achievement Percentage (% of Target)
Maximum	150% of Peer Average or More	200%
Target	100% of Peer Average	100%
Threshold	70% of Peer Average	50%
Below Threshold	<70% of Peer Average	0%

For the 2017-2019 performance period, the Company's TSR was 93% of the average TSR of the 2017-2019 TSR Comparator Group. As a result, the 2017-2019 PSUs vested at 93% of target, and were issued in the amounts set forth below:

Name (a)	Target 2017-2019 Performance Share Units (# Shares)	Actual 2017-2019 Performance Share Units Earned (# Shares)
Mr. Bless	171,926	159,891
Mr. Conti	—	—
Mr. Gary	58,282	54,202
Mr. Hoerner	37,559	34,930
Ms. Harrison	13,491	12,547
(a)	Mr. Conti joined the Company in 2018 and therefore did not participate in the 2017-2019 LTIP.
Retirement Benefits
We maintain a 401(k) Plan for our U.S.-based employees, including our named executive officers. The Century Aluminum 401(k) Plan is a tax-qualified retirement savings plan pursuant to which our U.S.-based employees are able to contribute a percentage, up to the limits prescribed by the Internal Revenue Service, of their annual compensation on a pre-tax basis.  For our U.S.-based salaried employees, the Company also makes a matching contribution, the level of which is determined based on the employee's eligibility to receive continued accruals in the Qualified Plan (as described below). Employees of the Company prior to January 1, 2015 (but who were under age 50 as of such date) as well as employees who joined the Company on or after January 1, 2015 (all of whom are ineligible to receive accruals in the Qualified Plan) are entitled to a matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee's contributions up to 6% of eligible compensation and a discretionary, non-elective, contribution of either 3% or 6% of eligible compensation based on the employee's hire date. Employees of the Company prior to January 1, 2015 who were age 50 or older as of such date, all of whom are eligible to receive continued accruals under the Qualified Plan, are entitled to a matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee's contributions, up to 4% of eligible compensation, and 50% of such employee's contributions up to the next 2% of eligible compensation, subject to the limits prescribed by the Internal Revenue Service. Of our current named executive officers, only Mr. Hoerner was employed by the Company and over the age of 50 prior to January 1, 2015.
We also maintain a non-contributory defined benefit pension plan, which we refer to as our "Qualified Plan," and a Supplemental Retirement Income Benefit Plan, or "SERP," both of which closed to new participants as of January 1, 2015. Participants in the Qualified Plan who were under age 50 as of January 1, 2015, are no longer eligible for future accruals under the Qualified Plan. Employees of the Company prior to January 1, 2015 who were age 50 or older as of such date, continue to be eligible for accruals under the Qualified Plan. All of our current executive officers with the exception of Mr. Conti were employed by the Company prior to January 1, 2015 and participate in the Qualified Plan, however, only Mr. Hoerner is eligible for future accruals under the Qualified Plan.
Mr. Bless and Ms. Harrison also participate in the SERP. The SERP provides participating executive officers with an additional retirement benefit equal to the amount that would normally be paid under our Qualified Plan if there were no annual compensation limitations under Sections 415 and 401(a)(17) of the Internal Revenue Code (the "Code").  Benefit accruals under the SERP ceased as of January 1, 2015.

In connection with the cessation of benefit accruals under the SERP, in December 2015, the Committee approved and adopted a new nonqualified deferred compensation plan for certain members of management or highly compensated employees (the "Restoration Plan"). The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Code and is part of the Company's shift away from a defined benefit retirement plan structure to a defined contribution retirement plan structure. Each of our named executive officers was made a participant in the Restoration Plan entitled to contributions of 9% of eligible compensation, or 12% in the case of Mr. Bless and Ms. Harrison.
These benefits are further described below under the captions "Post-Employment Compensation" and "Potential Payments and Benefits upon Termination or Change-in-Control."
Severance and Change in Control Benefits
The Company's policy is to provide certain severance and change in control protections to the Company's named executive officers based on competitive practice in the industry.  We believe that providing the Company's executives with specified benefits in the event of termination of employment under certain circumstances helps us to retain executives and maintain leadership stability. Furthermore, we believe the change in control protections serve to maximize stockholder value by creating incentives for named executive officers to explore strategic transactions and work to bring such transactions to fruition if appropriate.
In furtherance of the foregoing, the Company adopted the Amended and Restated Executive Severance Plan (the "Executive Severance Plan"). The Executive Severance Plan provides severance benefits under certain circumstances (such as by the Company without cause or upon the death or disability of the executive) or in connection with a change in control of the Company. Severance benefits following a change in control are only provided on a "double trigger" basis, meaning that payment of the benefit is not awarded unless the executive's employment is terminated by the Company without cause or by the executive upon certain enumerated changes in his or her employment terms within an agreed period following the change in control. We believe the double trigger vesting structure strikes a balance between the severance protection and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change in control transaction.  We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive management and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn these payments.
Provisions of these arrangements for the Company's named executive officers that relate to severance pay and termination benefits (including upon a change in control) are described below in further detail below in the section entitled "Potential Payments and Benefits Upon Termination or Change-in-Control."
Employment Agreements
The Company does not currently have employment agreements with any of the named executive officers, each of whom is an at-will employee of the Company.

Other Compensation Considerations and Policies
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executives.  We adopted these guidelines to further underscore our belief that management's interests should be aligned with those of our stockholders.
The current guidelines for our executive officers are summarized in the table below.  The guidelines are based on a fixed number of shares, which was established after giving consideration to the value of the fixed share guidelines as a percentage of salary.  The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy.

Category	Share Guideline
Chief Executive Officer	150,000
Executive Vice Presidents	48,000
Senior Vice Presidents	18,000
Vice Presidents	6,000
The guidelines provide that officers should meet these minimum ownership levels within five years from the later of the date of hire or the effective date of the guidelines.  Officers who are subsequently promoted to a higher category of participant level will have five years from the date of promotion to achieve their increased share guideline.  The Committee is responsible for monitoring the application of our stock ownership guidelines and has discretion to waive or extend the time period in which officers should achieve minimum ownership levels. Each of our current named executive officers is in compliance with these guidelines or within the applicable grace period.
Company Policy Prohibiting "Short Sales," Pledging and Hedging of Company Stock
The Company's insider trading policy prohibits our officers, directors and all other employees from engaging in short sales in our common stock and requires that any Company shares purchased in the open be held for a minimum of six months. This Company policy also prohibits our officers, directors and all other employees from entering into "put" and "call" options (unless specifically authorized), trading on the margin and pledging Company stock as collateral, and entering into any hedging transactions (including those involving prepaid variable forward contracts, equity swaps, collars and exchange funds). The Company's insider trading policy also prohibits pledging the Company's securities as collateral for a loan and holding Company securities in margin accounts.
Clawback Policy
The Company maintains an Incentive Compensation Recoupment Policy.  Under this policy, the Company's Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee after January 1, 2008, cause the cancellation of restricted or deferred stock awards and outstanding stock options, and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that: (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; (b) the Board or an appropriate committee determines that the employee engaged in any fraud or misconduct which caused or contributed to the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.
Timing of Equity Awards
Generally, the Committee makes incentive pay decisions for our named executive officers at regularly scheduled Committee and Board meetings.  Typically, annual incentive awards are approved in the first quarter of each year. The Committee may also make compensation determinations at other times during the year for newly-hired executives or in connection with the promotion of existing employees.  The Committee does not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information.

Income Tax Consequences
The Code generally disallows a tax deduction for annual compensation in excess of $1 million paid to certain executive officers; however, prior to the enactment of the U.S. Tax Cuts and Jobs Act in December 2017 (the "Tax Act") compensation above $1 million was deductible if such compensation was "performance-based" and met other criteria as specified under Section 162(m) of the Code.
Historically, the Committee has considered the impact of Section 162(m) on the design of our compensation program.  However, the nature of our business, not the least of which is the impact of aluminum prices and other commodity prices on our results, limits the ability to pre-determine meaningful goals without substantial subsequent discretionary adjustments.  Accordingly, it has not been the Committee's goal for all compensation to be deductible by us under Section 162(m).
Following the Tax Act, the exemption from the $1 million deduction limit under Section 162(m) for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our named executive officers (including performance-based compensation) in excess of $1 million is no longer deductible, unless the compensation qualifies for transition relief applicable to certain arrangements in place on or prior to November 2, 2017. The Committee does not expect the loss of any such deductions to have a significant impact on the Company.
Compensation Risk Assessment
The Committee annually reviews the relationship between the Company's risk management policies and practices and the incentive compensation provided to the Company's named executives to confirm that the Company's incentive compensation does not encourage unnecessary or excessive risks. The Committee also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.
Overall, the Committee believes the Company's compensation programs are balanced and focused on the long-term interests of our stockholders. Under the Company's compensation structure, management can achieve the highest amount of compensation through consistent superior performance over extended periods of time. This incentivizes management to manage the Company for the long term and to avoid excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure and the elements of compensation are similarly balanced among cash, time-vesting share units (which do not contain any performance-based vesting requirements and settle in Company stock), and performance-based awards. With limited exceptions, the Committee retains absolute discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted.
The Committee reviewed a comprehensive compensation risk assessment conducted independently by FW Cook. The assessment focused on the design and application of the Company's executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on this assessment and the Committee's review, the Committee believes that the Company's executive compensation programs (i) do not motivate our executive officers or our non-executive employees to take excessive risks, (ii) are designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Century Aluminum Company, have reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with the Company's management and based on such review and discussions, the Compensation Committee recommended to the Company's Board that the Compensation Discussion and Analysis be included in Century's 2019 Annual Report on Form 10-K and Century's 2020 Proxy Statement.
Respectfully Submitted,
The Compensation Committee

Errol Glasser	Jarl Berntzen (Chair)	Andrew Michelmore

SUMMARY COMPENSATION TABLE
The following table sets forth the compensation of our 2019 named executive officers for the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)(a)(b)	Bonus ($)	Stock Awards ($)(c)	Non- Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
Michael Bless	2019	894,231	—	2,649,049	868,500	552,215	289,395	5,253,390
President and Chief Executive Officer	2018	869,792	—	3,861,915	1,517,390	—	241,925	6,491,022
	2017	850,000	190,000	1,962,252	956,250	292,009	178,826	4,429,337

Craig Conti	2019	415,385	—	494,485	279,300	—	49,967	1,239,137
Executive Vice President and Chief Financial Officer	2018	169,744	—	583,403	139,802	—	15,277	908,226

Jesse Gary	2019	535,577	—	1,260,809	492,525	55,322	118,549	2,462,782
Executive Vice President, Chief Operating Officer and General Counsel	2018	489,583	—	1,353,030	682,408	—	117,300	2,642,321
	2017	443,750	250,000	747,964	466,200	25,393	77,229	2,010,536

John Hoerner	2019	476,539	—	608,601	322,848	137,045	82,882	1,627,915
Executive Vice President, North American Operations	2018	458,750	—	933,764	539,261	52,031	60,736	2,044,542
	2017	432,917	—	482,014	308,763	98,215	54,964	1,376,873

Michelle Harrison	2019	327,692	—	179,322	144,375	248,081	69,179	968,649
Senior Vice President, Finance and Treasurer	2018	318,437	—	274,648	246,381	—	57,158	896,624
	2017	310,937	—	173,135	155,469	123,769	51,935	815,245

(a)					Represents the actual amounts earned and paid for the applicable calendar year. Annual salary adjustments are generally effective in March.
(b)					Mr. Conti's employment with the Company commenced on July 30, 2018 and his base salary in 2018 reflects his partial year of service.
(c)	Represents the grant date fair value of TVSUs and stock-settled PSUs granted to the named executive officer in the respective fiscal year, which is calculated by multiplying the number of shares awarded by the closing price of the Company's common stock on the date of grant.

For informational purposes, assuming the highest level of performance for PSUs, calculated by multiplying the closing price of the Company's common stock on the grant date by the maximum number of shares that could be issued upon vesting of the PSUs granted, for 2019, the value of such awards would be as follows: Mr. Bless - $3,973,570; Mr. Conti - $659,640; Mr. Gary - $1,681,923; Mr. Hoerner - $811,878; and Ms. Harrison - $239,212.
(d)					Represents amounts earned under the AIP. Mr. Conti's employment with the Company commenced on July 30, 2018 and his AIP payout was pro-rated accordingly for the partial year of service for 2018.
(e)					Represents the change (increase) in the actuarial present value of accumulated retirement benefits. The fluctuation in value year-over-year is primarily due to changes in the discount rate.
(f)					Amounts presented in the "All Other Compensation" column for 2019 include: (i) Company contributions under the Company's Restoration Plan of $255,795 for Mr. Bless, $84,419 for Mr. Gary, $66,222 for Mr. Hoerner, $35,289 for Ms. Harrison and $24,767 for Mr. Conti; (ii) Company contributions under the Company’s 401(k) plan of $33,600 for each of Mr. Bless, Mr. Gary and Ms. Harrison, $14,000 for Mr. Hoerner and $25,200 for Mr. Conti; and (iii) Company contributions for supplemental life insurance benefits.

GRANTS OF PLAN BASED AWARDS
The following table sets forth information regarding the long-term incentive awards granted to our named executive officers in 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)			All Other Stock Awards: Number of Shares of Stock(#)	Grant Date Fair Value of Stock and Option Award($) (d)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Michael Bless
AIP (a)		450,000	900,000	1,800,000
2019-2021 LTIP(b)	1/1/2019				—	271,790	543,580		1,986,785
2019-2021 LTIP(c)	1/1/2019							90,597	662,264
Craig Conti
AIP (a)		147,000	294,000	588,000
2019-2021 LTIP(b)	1/1/2019				—	45,119	90,238		329,820
2019-2021 LTIP(c)	1/1/2019							22,526	164,665
Jesse Gary
AIP (a)		247,500	495,000	990,000
2019-2021 LTIP(b)	1/1/2019				—	95,445	190,890		697,703
2019-2021 LTIP(c)	1/1/2019							47,651	348,329
2019-2021 LTIP(b)(e)	5/10/2019					18,180	36,360		143,258
2019-2021 LTIP(c)(e)	5/10/2019							9,076	71,519
John Hoerner
AIP (a)		180,000	360,000	720,000
2019-2021 LTIP(b)	1/1/2019				—	55,532	111,064		405,939
2019-2021 LTIP(c)	1/1/2019							27,724	202,662
Michelle Harrison
AIP (a)		82,500	165,000	330,000
2019-2021 LTIP(b)	1/1/2019				—	16,362	32,724		119,606
2019-2021 LTIP(c)	1/1/2019							8,169	59,715

(a)	Represents the threshold, target and maximum potential cash payments under the 2019 AIP. Subject to the discretion of the Committee, if the minimum performance criteria are not achieved for the threshold level, no cash payments will be awarded. Potential payout at target level of performance for 2019 was 100% of base salary for Mr. Bless, 70% of base salary for Mr. Conti, 90% of base salary for Mr. Gary, 75% of base salary for Mr. Hoerner and 50% of base salary for Ms. Harrison. The actual amounts earned for 2019 are included in the amounts reflected in the Non-Equity Incentive Payments column of the Summary Compensation Table.
(b)	Represents the threshold, target and maximum number of shares issuable in respect of PSUs awarded to the named executive officers under the 2019-2021 Long Term Incentive Plan. Subject to the discretion of the Committee, if the minimum performance criteria are not achieved for the threshold level, no payments will be awarded.
(c)	Represents the number of shares issuable in respect of TVSUs awarded to the named executive officer under the 2019-2021 Long-Term Incentive Plan.
(d)	Represents the grant date fair value of the stock awards, which is calculated by multiplying the number of shares awarded by the closing price of the Company's common stock on the date of grant. For awards made with a grant date of January 1, 2019, the amounts shown reflect the closing price of the Company's common stock on December 31, 2018 of $7.31, the last trading day through the date of grant.
(e)	Mr. Gary was awarded a second grant of PSUS and TVSUS under the 2019-2021 Long-Term Incentive Plan in May 2019 after his appointment to the position of Chief Operating Officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding outstanding equity awards for the Company's named executive officers as of December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (a)
Michael Bless
2018-2020 TVSUs (b)	50,306	378,301
2019-2021 TVSUs (c)	90,597	681,289
2018-2020 PSUs (d)			150,917	1,134,896
2019-2021 PSUs (e)			271,790	2,043,861

Craig Conti
TVSU Award (f)	5,776	43,436
2018-2020 TVSUs (b)	11,190	84,149
2019-2021 TVSUs (c)	22,526	169,396
2018-2020 PSUs (d)			22,413	168,546
2019-2021 PSUs (e)			45,119	339,295

Jesse Gary
2018-2020 TVSUs (b)	23,253	174,863
2019-2021 TVSUs (c)	56,727	426,587
2018-2020 PSUs (d)			46,576	350,252
2019-2021 PSUs (e)			113,625	854,460

John Hoerner
2018-2020 TVSUs (b)	16,156	121,493
2019-2021 TVSUs (c)	27,724	208,484
2018-2020 PSUs (d)			32,361	243,355
2019-2021 PSUs (e)			55,532	417,601

Michelle Harrison
2018-2020 TVSUs (b)	4,750	35,720
2019-2021 TVSUs (c)	8,169	61,431
2018-2020 PSUs (d)			9,515	71,553
2019-2021 PSUs (e)			16,362	123,042

(a)	Based on the closing market price for shares of our common stock of $7.52 on December 31, 2019, the last trading day of 2019.
(b)	Vest on December 31, 2020
(c)	Vest on December 31, 2021
(d)	Represents PSUs granted in 2018 which will vest on December 31, 2020 and payout, if at all, based on the Company's TSR relative to the TSR of our peers. For outstanding PSUs, the shares indicated are based on the Company achieving target performance.
(e)	Represents PSUs granted in 2019 which will vest on December 31, 2021 and payout, if at all, based on the Company's TSR relative to the TSR of our peers. 50% of the payout under the 2019-2021 PSUs is determined based on a two-year performance period (2019-2020) and 50% of the payout under the 2019-2021 PSUs are determined based on a three-year performance period (2019-2021). For outstanding PSUs, the shares indicated are based on the Company achieving target performance during both such performance periods.
(f)	Represents 5,776 TVSUs granted as part of an initial sign-on award of TVSUs granted in 2018, all of which vested on February 15, 2020.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding shares of the Company's common stock that were issued upon exercise of option awards and vesting of performance share units and time-vesting share units during 2019 for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting(#)(b)	Value Realized on Vesting($)(c)
Michael Bless	—	—	217,200	1,633,344
Craig Conti	—	—	5,776	49,500
Jesse Gary	—	—	83,299	626,408
John Hoerner	—	—	53,681	403,682
Michelle Harrison	—	—	19,282	145,000

(a)	No options were exercised during 2019.
(b)	Amounts represent shares (i) acquired pursuant to TVSUs and PSUs awarded under the 2017-2019 Long-Term Incentive Plan that vested on December 31, 2019 upon completion of the three-year performance period and (ii) 5,776 shares acquired by Mr. Conti pursuant to an initial grant sign-on award of TVSUs granted in 2018 and vested on February 15, 2019.
(c)	Amounts in this column were calculated using the closing price per share of the Company's common stock on the vesting date.

Post-Employment Compensation
Pension Benefits
As discussed in the Compensation Discussion and Analysis section under the heading "Retirement Benefits," we maintain a non-contributory defined benefit pension plan which we refer to as our Qualified Plan for our U.S.-based salaried employees who were employed prior to January 1, 2015 and who meet certain additional eligibility requirements, including at least one full year of service with the Company. Although closed to new participants, the Qualified Plan provides to its participants lifetime annual benefits starting at age 62 equal to 12 multiplied by the greater of: (i) 1.5% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $32.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under predecessor plans which we acquired. We determine final average monthly compensation under the Qualified Plan as the highest monthly average for 36 consecutive months in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Participants' pension rights vest after a five-year period of service, or earlier if the participant has reached the age of 62. An early retirement benefit (actuarially reduced beginning as early as age 55) and a disability benefit are also available. The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Code.
The Qualified Plan was amended in the fourth quarter of 2014 to eliminate future accruals for participants who were under age 50 as of January 1, 2015 and to close the plan to new participants. Employees who are not eligible for future accruals under the Qualified Plan, receive an additional matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee's contributions up to 6% of eligible compensation and a discretionary non-elective contribution of either 3% or 6% of eligible compensation based on the employee's hire date. Employees of the Company who were aged 50 or older as of January 1, 2015 continued to be eligible for accruals under the Qualified Plan and are not eligible for the higher matching contribution rate under the Century Aluminum 401(k) Plan. All of our current executive officers with the exception of Mr. Conti were employed by the Company prior to January 1, 2015 and participate in the Qualified Plan, however, only Mr. Hoerner is eligible for future accruals under the Qualified Plan.
Mr. Bless and Ms. Harrison also participate in the SERP. The SERP, which is also closed to new participants, provides participating executive officers with an additional retirement benefit equal to the amount that would normally be paid under our Qualified Plan if there were no annual compensation limitations under Sections 415 and 401(a)(17) of the Code. Final average monthly compensation for purposes of calculating the supplemental benefit will be based on the average of the highest three calendar years' annual compensation over the last 10 calendar years of employment. Benefit accruals under the SERP ceased automatically as of January 1, 2015.

2019 Pension Benefits
Name (a)	Plan Name	Number of Years of Credited Service (b)	Present Value of Accumulated Benefit ($)
Michael Bless	Qualified Plan	8.92	810,039
	SERP		1,627,904

Jesse Gary	Qualified Plan	4.83	159,864

John Hoerner	Qualified Plan	8.33	573,201

Michelle Harrison	Qualified Plan	14.67	629,659
	SERP		194,891

(a)		Both the Qualified Plan and the SERP were closed to new participants as of January 1, 2015 and, as a result, Mr. Conti is not eligible for benefits under these plans.
(b)		Under the Qualified Plan, participants who were under the age of 50 as of January 1, 2015 are not eligible for future accruals. This includes all named executive officers except for Mr. Hoerner.
Deferred Compensation
As discussed above under the heading "Retirement Benefits," in 2015 we adopted the Restoration Plan which is a non-tax-qualified deferred compensation plan designed to provide a benefit based on a notional benefit account balance, accumulated from initial and annual contribution credits and deemed investment earnings. The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Code. Each of our named executive officers was made a participant in the Restoration Plan entitled to contributions of 9% of eligible compensation, or 12% in the case of Mr. Bless and Ms. Harrison.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY($)(a)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/Distributions($)	Aggregate Balance at December 31, 2019($)(b)
Michael Bless	—	255,795	126,892	—	1,064,680
Craig Conti	—	24,767	—	—	24,767
Jesse Gary	—	84,419	20,670	—	369,481
John Hoerner	—	66,222	44,799	—	365,992
Michelle Harrison	—	35,289	16,285	—	131,400

(a)				All amounts in this column are also reported as "All Other Compensation" in the Summary Compensation Table.
(b)				Amounts shown represent the vested balance of deferred retirement benefits under the Company's Restoration Plan.

Potential Payments and Benefits upon Termination or Change-in-Control
Estimated Payments Upon Termination Due to Death, Disability or Retirement
In the event of termination due to death, disability or retirement after age 62, a named executive officer would be entitled to a pro-rata portion of his or her earned AIP award for the year of termination. In addition, upon any such termination, such executive's then-outstanding LTIP awards would vest pro-rata based on the number of days of the plan period which have passed prior to termination, or in such greater amount as may be determined by the Committee in its discretion. The named executive officer's pro-rata portion of his or her PSUs would be paid out after the end of the applicable performance period(s) on determination by the Committee of the extent to which the applicable performance measures have been achieved, except in the case of termination due to death, in which case the pro-rated award would be earned assuming a target level of performance and paid as soon as possible following such termination.
Estimated Payments Upon a Termination in Connection with a Qualifying Acquisition or Change in Control
Under the terms of our Executive Severance Plan, if one or more of an executive officer's corporate titles is filled by, or greater than 50% of the executive officer's responsibilities are assumed by, an employee of an acquired person, then upon termination of employment during an Acquisition Protection Period (defined below) either (1) by the Company other than "for cause" or (2) by the executive for "good reason," such named executive officer would be entitled to receive termination payments equal to: (i) either 1x or 1.5x (for a Tier 2 or Tier 1 participant, respectively) the sum of the executive's base salary as of the date of termination plus the executive's target annual incentive award for the year of termination and (ii) a pro-rata portion of the executive's target annual incentive award for the year of termination. The executive would also be entitled to receive a pro-rata portion of his or her outstanding LTIP awards paid at target. The Executive Severance Plan defines an Acquisition Protection Period as the 6 months preceding and the 24 months following the date of any acquisition by the Company of securities representing 50% or more of the combined voting power or the assets or employees of another entity.
Upon termination of employment during a Change in Control Protection Period (defined below), such named executive officer would be entitled to receive termination payments equal to: (i) 1.5x or 2x (for a Tier 2 or Tier 1 participant, respectively) and (ii) a pro-rata portion of the executive's target annual incentive award for the year of termination. Upon termination of employment during a Change in Control Protection Period, the executive would also be entitled to receive all of his or her outstanding LTIP awards paid out at target. The Executive Severance Plan defines a Change in Control Protection Period as the 6 months preceding and the 24 months following the date of any "change in control" of the Company (as defined in the Executive Severance Plan).
The Committee has approved Mr. Bless as a Tier 1 participant in the Executive Severance Plan. All of the Company's other named executive officers have been approved by the Committee as Tier 2 participants in the Executive Severance Plan.
Estimated Payments Upon Termination for Other Reasons
Under the terms of our Executive Severance Plan, upon a termination of employment outside of a Change in Control Protection Period or an Acquisition Protection Period either (1) by the Company other than "for cause" or (2) by the executive for "good reason," such named executive officer would be entitled to receive termination payments equal to: (i) either 1 or 1.5x (for a Tier 2 or Tier 1 participant, respectively) the executive's base salary as of the date of termination; and (ii) a pro-rata portion of the executive's annual incentive award for the year of termination.
In the event of termination of employment for any reason other than due to death, disability, retirement or for "cause" or "good reason" outside of an Acquisition Protection Period or a Change in Control Protection Period, all outstanding options and unvested LTIP awards are forfeited.
Additional Retirement Benefits
In the event of termination of employment for any reason, such named executive officer would be entitled to receive his or her accrued benefits under the Qualified Plan, the Restoration Plan and the SERP. These benefits are further described above under the captions "Retirement Benefits" and "Post-Employment Compensation."

409A and Other Tax Considerations
Any amounts payable to each officer by reason of his or her termination of employment that are determined to constitute payments of "nonqualified deferred compensation," as that term is used for purposes of Section 409A of the Code, shall be payable, together with interest thereon, on the first business day after the expiration of six months from his or her termination of employment.
The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual's annualized includible compensation for the base period, as defined in the Code. Pursuant to the terms of the Executive Severance Plan, certain payments may be subject to reduction if such payments result in the imposition of an excise tax. The amounts set forth in the "Potential Payments and Benefits upon Termination or Change-in-Control" table below exclude the effects of any excise tax reduction.
Estimated Payments Table
The following table sets forth the amount of compensation payable to each of our current named executive officers upon termination in connection with a change of control or qualifying acquisition, involuntary termination for cause, involuntary termination not-for-cause, death, disability, retirement and voluntary resignation. The amounts shown assume that such termination was effective as of December 31, 2019. The actual amount to be paid can only be determined at the time of such executive's termination.

Potential Payments and Benefits upon Termination or Change-in-Control
Named Executive Officer	Voluntary		By Company without Cause or by Officer with Good Reason		By Company with Cause		Retirement		Disability		Death		Following a Change in Control		Following a Qualifying Acquisition by the Company
Michael Bless
Salary	$—		$1,350,000		$—		$—		$—		$—		$1,800,000		$1,350,000
Bonus	—		900,000	(a)	—		900,000	(a)	900,000	(a)	900,000	(a)	2,700,000		2,250,000
Qualified Retirement Benefits	810,039	(b)	810,039	(b)	810,039	(b)	810,039	(b)	810,039	(b)	405,020	(b)	810,039	(b)	810,039	(b)
Nonqualified Retirement Benefits	1,064,680	(c)	1,064,680	(c)	—	(c)	1,064,680	(c)	1,064,680	(c)	1,064,680	(c)	1,064,680	(c)	1,064,680	(c)
SERP	1,627,904	(d)	1,627,904	(d)	1,627,904	(d)	1,627,904	(d)	1,627,904	(d)	813,952	(d)	1,627,904	(d)	1,627,904	(d)
TVSUs	—		—		—		479,295	(e)	479,295	(e)	479,295	(e)	1,059,591	(e)	479,295	(e)
PSUs	—		—		—		1,437,884	(f)	1,437,884	(f)	1,437,884	(f)	3,178,757	(f)	1,437,884	(f)
Insurance Continuation	—		38,100		—		—		—		—		38,100		38,100
Total	$3,502,623		$5,790,723		$2,437,943		$6,319,802		$6,319,802		$5,100,831		$12,279,071		$9,057,902

Craig Conti
Salary	$—		$420,000		$—		$—		$—		$—		$630,000		$420,000
Bonus	—		294,000	(a)	—		294,000	(a)	294,000	(a)	294,000	(a)	735,000		588,000
Qualified Retirement Benefits	—		—		—		—		—		—		—		—
Nonqualified Retirement Benefits	24,767	(c)	24,767	(c)	—	(c)	24,767	(c)	24,767	(c)	24,767	(c)	24,767	(c)	24,767	(c)
TVSUs	—		—		—		152,460	(e)	152,460	(e)	152,460	(e)	296,980	(e)	152,460	(e)
PSUs	—		—		—		225,465	(f)	225,465	(f)	225,465	(f)	507,841	(f)	225,465	(f)
Insurance Continuation	—		8,403		—		—		—		—		12,605		8,403
Total	$24,767		$747,170		$—		$696,692		$696,692		$696,692		$2,207,193		$1,419,095

Jesse Gary
Salary	$—		$550,000		$—		$—		$—		$—		$825,000		$550,000
Bonus	—		495,000	(a)	—		495,000	(a)	495,000	(a)	495,000	(a)	1,237,500		990,000
Qualified Retirement Benefits	159,864	(b)	159,864	(b)	159,864	(b)	159,864	(b)	159,864	(b)	79,932	(b)	159,864	(b)	159,864	(b)
Nonqualified Retirement Benefits	369,481	(c)	369,481	(c)	—	(c)	369,481	(c)	369,481	(c)	369,481	(c)	369,481	(c)	369,481	(c)
TVSUs	—		—		—		258,771	(e)	258,771	(e)	258,771	(e)	601,450	(e)	258,771	(e)
PSUs	—		—		—		518,324	(f)	518,324	(f)	518,324	(f)	1,204,712	(f)	518,324	(f)
Insurance Continuation	—		25,352		—		—		—		—		38,028		25,352
Total	$529,345		$1,599,697		$159,864		$1,801,440		$1,801,440		$1,721,508		$4,436,035		$2,871,792

Named Executive Officer	Voluntary		By Company without Cause or by Officer with Good Reason		By Company with Cause		Retirement		Disability		Death		Following a Change in Control		Following a Qualifying Acquisition by the Company
John Hoerner
Salary	$—		$480,000		$—		$—		$—		$—		$720,000		$480,000
Bonus	—		360,000	(a)	—		360,000	(a)	360,000	(a)	360,000	(a)	900,000		720,000
Qualified Retirement Benefits	573,201	(b)	573,201	(b)	573,201	(b)	573,201	(b)	573,201	(b)	286,601	(b)	573,201	(b)	573,201	(b)
Nonqualified Retirement Benefits	365,992	(c)	365,992	(c)	—	(c)	365,992	(c)	365,992	(c)	365,992	(c)	365,992	(c)	365,992	(c)
TVSUs	—		—		—		150,490	(e)	150,490	(e)	150,490	(e)	329,978	(e)	150,490	(e)
PSUs	—		—		—		301,439	(f)	301,439	(f)	301,439	(f)	660,955	(f)	301,439	(f)
Insurance Continuation	—		16,647		—		—		—		—		24,971		16,647
Total	$939,193		$1,795,840		$573,201		$1,751,122		$1,751,122		$1,464,522		$3,575,097		$2,607,769

Michelle Harrison
Salary	$—		$330,000		$—		$—		$—		$—		$495,000		$330,000
Bonus	—		165,000	(a)	—		165,000	(a)	165,000	(a)	165,000	(a)	412,500		330,000
Qualified Retirement Benefits	629,659	(b)	629,659	(b)	629,659	(b)	629,659	(b)	629,659	(b)	314,830	(b)	629,659	(b)	629,659	(b)
Nonqualified Retirement Benefits	131,400	(c)	131,400	(c)	—	(c)	131,400	(c)	131,400	(c)	131,400	(c)	131,400	(c)	131,400	(c)
SERP	194,891	(d)	194,891	(d)	194,891	(d)	194,891	(d)	194,891	(d)	97,446	(d)	194,891	(d)	194,891	(d)
TVSUs	—		—		—		44,293	(e)	44,293	(e)	44,293	(e)	97,151	(e)	44,293	(e)
PSUs	—		—		—		88,713	(f)	88,713	(f)	88,713	(f)	194,595	(f)	88,713	(f)
Insurance Continuation	—		25,352		—		—		—		—		38,028		25,352
Total	$955,950		$1,476,302		$824,550		$1,253,956		$1,253,956		$841,682		$2,193,224		$1,774,308

(a)	Amounts shown assume a payout at target under the 2019 AIP.
(b)	Represents the actuarial calculated present value of benefits under our Qualified Plan. Amounts shown will not be paid to named executive as a lump sum. Rather, the amounts shown represent the amount that would be received upon a termination event after reaching normal retirement age (62), or to a surviving spouse as an annuity in the event of the executive's death. Because the Qualified Plan was closed to new participants as of January 1, 2015, Mr. Conti is not eligible for benefits under this plan.
(c)	Represents the vested balance of deferred retirement benefits under our Restoration Plan. Amounts shown may be paid in a lump sum or installments for a period of 2-10 years as elected by the participant.
(d)	Represents the actuarial calculated present value of benefits under the SERP. Amounts shown will not be paid to named executive as a lump sum. Rather, the amounts shown represent the amount that would be received upon a termination event after reaching normal retirement age (62), to a surviving spouse as an annuity in the event of the executive's death. Only Mr. Bless and Ms. Harrison are participants under the SERP which is closed to new participants.
(e)	Represents the value of TVSUs under the 2018-2020 LTIP and the 2019-2021 LTIP. TVSUs vest on a pro-rated basis on termination due to retirement, disability, death or termination of employment in connection with a qualifying acquisition and at 100% of target following termination of employment in connection with a change in control. Value is based on our closing stock price of $7.52 on December 31, 2019.
(f)	Represents the value of PSUs under the 2018-2020 and 2019-2021 LTIP assuming target level achievement. PSUs vest on a pro-rated basis on termination due to retirement, disability, death or a qualifying acquisition and at 100% of target following a change in control. PSUs awarded under the 2018-2020 LTIP and 2019-2021 LTIP are equity-based awards and were valued based on our closing stock price of $7.52 on December 31, 2019.

2019 Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of Mr. Bless, our CEO, to the annual total compensation of our median employee. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
The values for 2019, our last completed fiscal year, are as follows:
•annual total compensation for our CEO, as reported in the 2019 Summary Compensation Table on page 43 of this proxy statement was $5,253,390;
•annual total compensation for our median employee was $81,577;
•ratio of Mr. Bless' annual total compensation to our median employee's total compensation — 64:1.
This is the same median employee that we identified in the 2018 pay ratio disclosure. Consistent with Item 402(u) of Regulation S-K, we may identify our median employee for purposes of providing such pay ratio disclosure once every three years, and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to the pay ratio disclosure. We have reviewed the changes in its employee population and employee compensatory arrangements and, based on that review, determined that there has been no change in our employee population or employee compensatory arrangements that would significantly impact the pay ratio disclosure and require us to identify a new median employee.
In determining this median employee, in 2018, we examined 2017 taxable compensation for all individuals, excluding our CEO, who were employed by us on November 1, 2018. We included all employees of the Company and its consolidated subsidiaries, whether employed on a full-time, part-time, or seasonal basis; whether located in the U.S. or abroad; and without regard to whether the employees are salaried or hourly. We did not make any material assumptions, adjustments, or estimates with respect to taxable compensation or in identifying the median employee, and we did not annualize the compensation for any full-time or permanent part-time employees that were not employed by us for all of 2017. We believe the use of annual taxable compensation for all employees is a consistently applied compensation measure.
In 2019, we calculated 2019 annual total compensation for such median employee using the same methodology we use to calculate the total compensation of our CEO as reported in the 2019 Summary Compensation Table earlier in this proxy statement.
The SEC rules for identifying the median employee and in calculating the pay ratio allow companies to adopt a variety of methodologies, exclusions and assumptions. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies.

Transactions with Related Parties in 2019
Transactions with Glencore
All transactions with Glencore, our largest stockholder, are subject to our Related Party Transaction Policy described above under "Related Party Transactions Policy" and are approved by the Audit Committee or by a special committee comprised solely of independent directors.
Sales to Glencore
For the year ended December 31, 2019, we derived approximately 65% of our consolidated sales from Glencore.
Glencore purchases aluminum produced at our U.S. smelters at prices based on the LME price for primary aluminum plus the Midwest regional premium plus any additional market-based product premiums. Glencore purchases aluminum produced at our Grundartangi, Iceland smelter at prices based on the LME plus the European Duty Paid premium plus any additional market-based product premiums.
We have entered into agreements with Glencore pursuant to which we sell certain amounts of alumina at prices that approximate market. For the year ended December 31, 2019 we recorded $28.7 million of revenue related to alumina sales to Glencore.

Purchases from Glencore
We purchase a portion of our alumina requirements from Glencore. Alumina purchases from Glencore during 2019 were priced based on a published alumina index.

Financial Contracts with Glencore
We have entered into certain financial contracts with Glencore. At December 31, 2019, we had fixed the forward LME price with respect to 22,665 tonnes through LME forward financial sales contracts with Glencore. These financial contracts settle on various dates through December 2020.
Hawesville Term Loan
On April 29, 2019, we entered into a loan agreement with Glencore Ltd. pursuant to which the Company borrowed $40.0 million (the "Hawesville Term Loan”).  Borrowings under the Hawesville Term Loan are being used to partially finance the Hawesville restart project.
Summary
A summary of the aforementioned related party transactions for the years ended December 31, 2019, 2018 and 2017 is as follows:

	Year Ended December 31, (in thousands)
	2019	2018	2017
Net sales to Glencore	$1,191,600	$1,204,500	$1,198,076
Purchases from Glencore	323,900	319,600	253,000
Purchases from Baise Haohai Carbon Co. Ltd. ("BHH")*	17,800	28,400	15,800
* Represents purchases prior to the sale of our 40% interest in BHH on May 22, 2019.

OTHER MATTERS
As of the date of this proxy statement, the Board does not know of any other matters which may come before the 2020 Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4 under the Exchange Act. If any other matters properly come before the 2020 Annual Meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of Century, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow Sodali LLC has been retained to assist in the solicitation of proxies for a fee of $4,500 plus reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2021 ANNUAL MEETING
Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2021 should be addressed to the Company's Corporate Secretary, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606 and must be received by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2021 Annual Meeting is not held more than 30 days from the first anniversary of the 2020 Annual Meeting, the applicable deadline will be December 29, 2020). In addition, the Company's Bylaws currently require that for business to be properly brought before an Annual Meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to our Corporate Secretary, which notice must be delivered to, or mailed and received at, the Company's principal executive offices no earlier than the close of business on the 90th day prior and no later than the close of business on the 60th day prior to the first anniversary of our prior year's Annual Meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In certain circumstances, different notice periods may apply; anyone seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein.
Notice of stockholder proposals and nominations of director candidates must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by our Bylaws, which includes, among other things: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder (including any derivatives, short interests or other similar instruments held by the stockholder), (iv) any material interest of the stockholder in such proposal or any arrangements entered into with third parties with respect to such proposal and (v) any other information relating to such stockholder and each director nominee, as applicable, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies. The Bylaws further provide that the Chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting that does not comply with the foregoing procedures. Any stockholder seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein.
We will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission (without exhibits). Requests should be made to Office of the General Counsel, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

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Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on June 8, 2020

CENTURY ALUMINUM COMPANY	Meeting Information
	Meeting Type:		Annual Meeting
	For holders as of:		April 21, 2020
	Date:	June 8, 2020	Time:	8:00 a.m., CDT
	Location:	The Hyatt Place Chicago
28 N. Franklin Street
Chicago, IL 60606

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CENTURY ALUMINUM COMPANY 1 SOUTH WACKER DRIVE SUITE 1000 CHICAGO, IL 60606
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requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked
by the arrow à	XXXX XXXX XXXX XXXX	(located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 25, 2020 to facilitate timely delivery.

--------- How To Vote ---------
Please Chose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote your shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked
by the arrow à	XXXX XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 and 3.

1	Election of Directors
	Nominees:
	01)	JARL BERNTZEN	04)	ERROL GLASSER
	02)	MICHAEL BLESS	05)	WILHELM VAN JAARSVELD
	03)	CYNTHIA CARROLL	06)	ANDREW MICHELMORE

2	Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020.

3	Proposal to approve, on an advisory basis, the compensation of the named executive officers.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 7, 2020 for shares held directly and 11:59 P.M. Eastern Time on June 3, 2020 for shares held in the Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 7, 2020 for shares held directly and 11:59 P.M. Eastern Time on June 3, 2020 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CENTURY ALUMINUM COMPANY 1 SOUTH WACKER DRIVE SUITE 1000 CHICAGO, IL 60606

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

CENTURY ALUMINUM COMPANY
THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3.
		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees
	01) Jarl Berntzen	03)	Cynthia Carroll		05)	Wilhelm van Jaarsveld
	02) Michael Bless	04)	Errol Glasser		06)	Andrew Michelmore

							For	Against	Abstain

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.						☐	☐	☐

3.	Proposal to approve, on an advisory basis, the compensation of the named executive officers.						☐	☐	☐

NOTE: By execution of this Proxy Card, the undersigned hereby authorizes the proxies to vote, in their discretion, on any other business that may properly be brought before the meeting or any postponement thereof.

For address changes/comments, mark here (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Century's 2020 Proxy Statement, Annual Report on Form 10-K and Letter to Stockholders; and
any amendments to the foregoing materials are available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTURY ALUMINUM COMPANY ANNUAL MEETING OF STOCKHOLDERS June 8, 2020

The stockholders hereby appoint Jesse E. Gary and Morgan F. Walbridge, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Century Aluminum Company that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Daylight Savings Time, at the Hyatt Place Chicago, 28 N. Franklin Street, Chicago, Illinois 60606, and any adjournments or postponements thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) Continued and to be signed on reverse side